Mortgage Guaranty Insurance Corporation 250 E. Kilbourn Avenue P.O. Box 488, Milwaukee, Wisconsin 53201-0488	MGIC

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Declaration Page for Use With

Mortgage Guaranty Master Policy

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__________________________________________________________________________________________________________

Mortgage Guaranty Insurance Corporation (a stock insurance company hereinafter called the "Company") agrees to pay to the Insured identified below, in consideration of the premium or premiums to be paid as specified in this Policy and in reliance on the Insured's Application for coverage under this Policy any Loss due to the Default by a Borrower on a Loan, subject to the terms and conditions in this Policy.

Insured's Name and Mailing Address:	Master Policy Number:
Deutsche Bank National Trust Co. as Trustee for the	04-400-4-8628
Structured Asset Investment Loan Trust Mortgage
Pass-Through Certificates Series 2004-1
1761 East St. Andrew Place	Effective Date of Policy:
Santa Ana, California 92705-4934	January 1, 2004

Includes Terms and Conditions #71-7135 (8/94)

Includes Endorsement(s):

#71-7139 (8/94)

#71-70194 (7/03)

#71-70165 (2/01)

#71-70247(8/03)

____________________________________________________________________________________________________________

In Witness Whereof, the Company has caused its Corporate Seal to be hereto affixed and these presents to be signed by its duly authorized officers in facsimile to become effective as its original seal and signatures and binding on the company.

Mortgage Guaranty Insurance Corporation

Authorized Representative

Steven M. Thompson, Vice President

________________________________________________________________

Form #71-70035 (10/96)

Table of Contents

Mortgage Guaranty Master Policy

1

Definitions

1.1

Application

1.2

Appropriate Proceedings

1.3

Borrower

1.4

Borrower's Title

1.5

Certificate

1.6

Certificate Effective Date

1.7

Claim

1.8

Claim Amount

1.9

Commitment

1.10

Default

1.11

Environmental Condition

1.12

Good and Merchantable Title

1.13

Insured

1.14

Loan

1.15

Loss

1.16

Owner or Owner of the Loan

1.17

Perfected Claim

1.18

Person

1.19

Physical Damage

1.20

Policy

1.21

Possession of the Property

1.22

Property

1.23

Residential

1.24

Servicer

1.25

Settlement Period

1.26

Value

2

Obtaining Coverage and Payment of Premiums

2.1

Application and Certificate

2.2

Representations of the Insured

2.3

Company's Remedies for Misrepresentation

2.4

Incontestability for Certain Misrepresentations

2.5

Initial Premium and Term of Coverage

2.6

Renewal of Certificate and Termination for Non-Payment of Renewal

Premium; Reinstatement of Terminated Coverage

2.7

Special Procedures for Certification of Coverage; Payment of Initial and

Renewal Premiums

2.8

Cancellation by the Insured of a Certificate

2.9

Cancellation of Policy

2.10

Relationship Among the Company, the Owner of a

Loan, and the Servicer of a Loan

2.11

Refund of Premium for Denial of Claim in Full

3

Changes in Various Loan Terms, Servicing and Insured; Co-ordination and

Duplication of Insurance Benefits

3.1

Loan Modifications

3.2

Open End Provisions

3.3

Assumptions

3.4

Change of Servicing

3.5

Change of Owner

3.6

Co-ordination and Duplication of Insurance Benefits

4

Exclusions From Coverage

4.1

Balloon Payment

4.2

Effective Date

4.3

Incomplete Construction

4.4

Fraud, Misrepresentation and Negligence

4.5

Non-Approved Servicer

4.6

Physical Damage (Other than Relating to Pre-Existing Environmental

Conditions)

4.7

Pre-Existing Environmental Conditions

4.8

Down Payment

4.9

First Lien Status

4.10

Breach of the Insured's Obligations or Failure to Comply with Terms

5

Conditions Precedent to Payment of Claim

5.1

Notice of Default

5.2

Monthly Reports

5.3

Company's Option to Accelerate Filing of a Claim

5.4

Voluntary Conveyance

5.5

Appropriate Proceedings

5.6

Mitigation of Damages

5.7

Advances

5.8

Claim Information and Other Requirements

5.9

Acquisition of Borrower's Title Not Required

5.10

Sale of a Property by the Insured Before End of Settlement Period

5.11

Foreclosure Bidding Instructions Given by the Company

5.12

Effect of Unexpired Redemption Period on Payment of a Claim

5.13

Collection Assistance

6

Loss Payment Procedure

6.1

Filing of Claim

6.2

Calculation of Claim Amount

6.3

Payment of Loss; Company's Options

6.4

Calculation of Settlement Period

6.5

Payment by the Company After the Settlement Period

6.6

Discharge of Obligation

7

Additional Conditions

7.1

Proceedings of Eminent Domain

7.2

Pursuit of Deficiencies

7.3

Subrogation

7.4

Policy for Exclusive Benefit of the Insured and the Owner

7.5

Effect of Borrower Insolvency or Bankruptcy on Principal Balance

7.6

Arbitration of Disputes; Suits and Actions Brought by the Insured

7.7

Release of Borrower; Defenses of Borrower

7.8

Amendments; No Waiver; Rights and Remedies; Use of Term "Including"

7.9

No Agency

7.10

Successors and Assigns

7.11

Applicable Law and Conformity to Law

7.12

Notice

7.13

Reports and Examinations

7.14

Electronic Media

Terms and Conditions

1

Definitions

1.1

Application means a request for coverage, including assumption of coverage, under this Policy for a Loan on a form or in a format provided by the Company, and all other statements, documents or information furnished to the Company by the Insured or any other Person in connection with the insuring of the Loan. An application will include information, if so furnished to the Company, contained in the Borrower's Loan application, appraisal, verifications of income and deposit, plans and specifications for the Property, and all other exhibits and documents, and will include all data and information so furnished by electronic means.

1.2

Appropriate Proceedings means any legal or administrative action by the Insured affecting either a Loan or title to a Property, including:

a.

Preserving a deficiency recovery by making a bid at the foreclosure sale and pursuing a deficiency judgment until the end of the Settlement Period, where appropriate and permissible and where directed by the Company; or

b.

Enforcing the terms of the Loan as allowed by the laws where the Property is located; or

c.

Acquiring Borrower's Title or Good and Merchantable Title to the Property, as either may be required under this Policy, but excluding such title as may be acquired by a voluntary conveyance from the Borrower; or

d.

Asserting the Insured's interest in the Property in a Borrower's bankruptcy.

1.3

Borrower means any Person legally obligated to repay the debt obligation created by a Loan, including any co-signer or guarantor of the Loan.

1.4

Borrower's Title means such title to a Property as was vested in the Borrower at the time of a conveyance to the Insured arising out of or pursuant to a foreclosure of the Loan; provided, however, if the Insured so elects, the redemption period need not have expired. Borrower's Title in the Insured may be, but need not be the equivalent of Good and Merchantable Title, and the deed evidencing Borrower's Title need not be recorded unless required by applicable law.

1.5

Certificate means the document, which may be on the same form as the Commitment, issued by the Company pursuant to this Policy and extending the coverage indicated therein to a specified Loan.

1.6

Certificate Effective Date means, as specified in the Certificate, (a) the closing date of a Loan, or (b) the later date requested by the Insured and accepted by the Company.

1.7

Claim means the timely filed written request, made on a form or in a format provided or approved by the Company, to receive the benefits of this Policy.

1.8

Claim Amount means the amount calculated in accordance with Section 6.2 of this Policy.

1.9

Commitment means the document, which may be on the same form as the Certificate, issued by the Company evidencing the Company's offer to insure the Loan identified therein, subject to the terms and conditions therein and in this Policy.

1.10

Default means the failure by a Borrower (a) to pay when due an amount equal to or greater than one (1) monthly regular periodic payment due under the terms of a Loan or (b) to pay all amounts due on acceleration of the Loan by the Insured after breach by the Borrower of a due on sale provision in the Loan, granting the Insured the right to accelerate the Loan upon transfer of title to, or an interest in, the Property and to institute Appropriate Proceedings. Violation by the Borrower of any other term or condition of the Loan which is a basis for Appropriate Proceedings shall not be considered to be a Default.

A Loan is deemed to be in Default for that month as of the close of business on the installment due date for which a scheduled monthly payment has not been made or as of the close of business on the due date stated in the notice of acceleration given pursuant to the due-on-sale provision in the Loan. The Loan will be considered to remain in Default until filing of a Claim so long as such periodic payment has not been made or such basis for Appropriate Proceedings remains. For example, a Loan is "four (4) months in Default" if the monthly installments due on January 1 through April 1 remain unpaid as of the close of business on April 1 or if a basis for acceleration and Appropriate Proceedings exists for a continuous period of four months.

1.11

Environmental Condition means the presence of environmental contamination, including nuclear reaction or radioactive waste, toxic waste, or poisoning, contamination or pollution of earth or water subjacent to the Property or of the atmosphere above the Property; or the presence, on or under a Property, of any "Hazardous Substance" as that term is defined by the federal Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Sec. 9601 et. seq., as amended from time to time) or as defined by any similar state law, or of any "Hazardous Waste" or "Regulated Substance" as those terms are defined by the federal Resource Conservation and Recovery Act (42 U.S.C. sec. 6901, et seq., as amended from time to time) or as defined by any similar state law. Environmental Condition does not mean the presence of radon, lead paint, or asbestos.

1.12

Good and Merchantable Title means title to a Property free and clear of all liens, encumbrances, covenants, conditions, restrictions, easements and rights of redemption, except for any of the following or as permitted in writing by the Company:

a.

Any lien established by public bond, assessment or tax, when no installment, call or payment of or under such bond, assessment or tax is delinquent;

b.

Any municipal and zoning ordinances and exceptions to title waived by the regulations of federal mortgage insurers and guarantors with respect to mortgages on one-to-four family residences in effect on the date on which the Loan was closed and all documents were executed; and

c.

Any other impediments which will not have a materially adverse effect on either the transferability of the Property or the sale thereof to a bona fide purchaser.

Good and Merchantable Title will not exist if (i) there is any lien pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, or similar federal or state law, as in effect from time to time, providing for liens in connection with the removal and clean-up of environmental conditions, or if notice has been given of commencement of proceedings which could result in such a lien, or (ii) there are limitations on ingress and egress to the Property or on use of utilities. Any action or proceeding after a foreclosure sale relating to establishing a deficiency judgment will not be considered in determining whether the Insured has acquired Good and Merchantable Title.

1.13

Insured means:

a.

The Person designated on the face of this Policy; or

b.

Any Person to whom coverage has been assigned resulting in a change in the Insured named on a Certificate in accordance with this Policy.

The Insured must be the Servicer of a Loan or, if there is no Servicer, the Owner of the Loan.

1.14

Loan means any note, bond, or other evidence of indebtedness secured by a mortgage, deed of trust, or other similar instrument, which constitutes or is equivalent to a first lien or charge on a Property and which the Company has approved for insurance and to which coverage under this Policy has been extended.

1.15

Loss means the liability of the Company with respect to a Loan for payment of a Perfected Claim which is calculated in accordance with Section 6.3. A Loss will be deemed to have occurred when a Default on a Loan occurs, even though the amount of Loss is not then either presently ascertainable or due and payable.

1.16

Owner or Owner of the Loan means the Person who owns a Loan and of whom the Company is notified in accordance with this Policy.

1.17

Perfected Claim means a Claim received by the Company which contains all information or proof required by the Company and for which all requirements of this Policy applicable to payment of a Claim are satisfied.

1.18

Person means any individual, corporation, partnership, association or other entity.

1.19

Physical Damage means any tangible injury to a Property, whether caused by accident, natural occurrence, or any other reason, including damage caused by defects in construction, land subsidence, earth movement or slippage, fire, flood, earthquake, riot, vandalism or any Environmental Condition.

1.20

Policy means this contract of insurance and all Applications, Commitments, endorsements, schedules, and Certificates, which are incorporated in this Policy, related to Loans insured under this Policy.

1.21

Possession of the Property means, if the Company elects to acquire the Property, physical and undisputed occupancy and control of the Property at the time of acquisition.

1.22

Property means a Residential real property and all improvements thereon which secure a Loan, together with all easements and appurtenances, all rights of access, all rights to use common areas, recreational and other facilities, and all of their replacements or additions.

1.23

Residential means a type of building or a portion thereof which is designed for occupancy by not more than four (4) families, or a single-family condominium, or a unit in a planned unit development.

1.24

Servicer means that Person acting on behalf of the Owner of a Loan (or on behalf of the Owner's designee, if any) to service the Loan and of whom the Company has been notified. The Servicer acts as a representative of the Owner of the Loan (and the Owner's designee, if any) and will bind the Owner and its designee for all purposes of this Policy, including providing information to the Company, receiving any notices, paying premiums, accepting Loss payments, and performing any other acts under this Policy. References in this Policy to a Servicer's obligations will not be construed as relieving the Owner or its designee of responsibility for the Servicer's performance.

1.25

Settlement Period means the sixty (60) day period as determined under Section 6.4, at the end of which a Loss is payable by the Company; provided that if the Company pays a Loss prior to expiration of such sixty (60) day period, the Settlement Period ends with such payment.

1.26

Value means the lesser of the sales price of a Property (only applicable in the case of a Loan to finance the purchase of such Property) or appraised value of the Property as set forth in the Certificate.

Any pronouns, when used in this Policy, will mean the singular or plural, masculine or feminine, as the case may be.

2

Obtaining Coverage and Payment of Premiums

2.1

Application and Certificate — In order to insure a Loan under this Policy, the Insured or a Person acting on behalf of the Insured must submit to the Company a properly completed Application. Approval of any Application will be at the discretion of the Company and will be in the form of a Commitment or a Certificate which offers to extend, or extends coverage under the terms and conditions of both this Policy and the Commitment or Certificate, as the case may be.

In lieu of such an Application and supporting statements, documents and information submitted to the Company in connection with insuring a Loan, the Company may accept an alternative form of Application, containing more limited information, including certifications by or on behalf of the Insured as to characteristics of a Loan in lieu of supporting statements, documents and information. The Company shall be entitled to fully rely on such alternative Application as submitted. Use of an alternative form of Application shall not waive or change the other terms and conditions of this Policy under which a Loan is insured or the responsibility of the Insured for the accuracy of statements, documents and information submitted by it or other Persons to the Company as provided in this Policy.

If the Company declines to approve a mortgage loan, it will not issue a Commitment or Certificate, and it will notify the Insured in writing of such declination. If the Insured or the Person acting on its behalf subsequently denies the mortgage loan application which it received from the applicant, the Insured or such Person will be responsible for notifying the applicant that the Company declined to approve the mortgage loan. Such notification will be made in compliance with any applicable state or federal laws or regulations, including the Equal Credit Opportunity Act and any other similar law or regulation.

2.2

Representations of the Insured — The Insured represents that:

a.

all statements made and information provided to the Company in an Application or in any Commitment or Certificate (including as such is related to continuation of coverage upon assumption of a Loan), whether by it, the Borrower, or any other Person, have been made and presented for and on behalf of the Insured; and

b.

such statements and information are not false or misleading in any material respect as of the date(s) on which they are made or provided and do not omit any fact necessary in order to make such statements and information not false or misleading in any material respect as of such date(s).

It is understood and agreed that such statements and information in the aggregate are, and in certain instances individually may be, material to the Company's decision to offer, provide or so continue coverage of the related Loan; the Company issues the related Commitment and Certificate or continues coverage in reliance on the accuracy and completeness of such statements and information and without any obligation to independently verify the statements and information submitted to it; and the Company's reliance on the representations in Section 2.2(a) and (b) above survive the issuance of a Commitment and Certificate or such continuation of coverage.

Without otherwise limiting the scope of this Section 2.2, a breach of Section 4.8 relating to down payment will be deemed a material misrepresentation for purposes of this Section 2.2. The foregoing representations shall be effective whether or not they are made by the Insured or other Person with the intent to deceive or mislead, or with the knowledge that they are not true and correct.

2.3

Company's Remedies for Misrepresentation — Subject to Section 2.4, if any of the Insured's representations as described in Section 2.2 are materially false or misleading with respect to a Loan, the Company will have at its option, the right to defend against a Claim, or to the extent permitted by applicable law, to cancel or rescind coverage under any Certificate retroactively to commencement of coverage (or if the misrepresentation occurs with respect to continuation of coverage upon assumption of a Loan, to so defend, cancel or rescind retroactively to the date of such continuation). In the case of such cancellation or rescission, the Company shall return at that time all paid premiums retroactively to such applicable date.

2.4

Incontestability for Certain Misrepresentations — Notwithstanding Sections 2.2 or 2.3, no Claim for Loss will be denied or adjusted, nor will the Certificate's coverage be rescinded or canceled, by reason of any misrepresentations (whether by statements made or omitted) contained in an Application, provided that all of the following requirements, conditions and circumstances, to the extent not waived in writing at the option of the Company, are satisfied:

a.

The misrepresentation must not have been knowingly made, or knowingly participated in, by:

1.

The Insured or any other Person which originated the Loan; or

2.

Any other of the following Persons:

i)

correspondent lender, mortgage loan broker or other intermediary underwriting or processing the Loan on behalf of the Insured or any other Person which originated the Loan; or

ii)

escrow or closing agents, or any other agent of, or broker for, the Insured or any other Person which originated the Loan acting with respect to the Loan or the related Property transaction.

b.

The Borrower must have made twelve (12) consecutive full installment payments of principal, interest and impound or escrow amounts in the amounts as called for by the Loan, and all of those payments must have been made from the Borrower's own funds.

A payment will be considered to be "consecutive" only if it is made prior to the date the next scheduled installment becomes due. The "Borrower's own funds" will include any funds used by the Borrower for the purpose of making installment payments, but will not include funds provided directly or indirectly by any Person (other than the Borrower) who is or was a party to the Loan or to the related Property transaction, unless expressly set forth in the Application.

c.

This Section 2.4 will not apply to a Certificate if within twelve (12) months before or after a material misrepresentation by a Borrower or other Person (other than those Persons identified in Section 2.4(a)), there are one or more material misrepresentations in an Application (i) with respect to three (3) or more other mortgage loans insured at any time by the Company for the Insured or any other lender and (ii) which result from the direct or indirect acts or omissions of the same Borrower or same other Person (including any other Person acting directly or indirectly in concert).

d.

This Section 2.4 shall not be construed to limit the applicability of Section 4.4(b) to a misrepresentation which is subject to this Section 2.4.

e.

The Company's payment of a Claim will not limit any rights which the Company has against the Borrower or any other Person (other than the Insured) for any misrepresentation.

2.5

Initial Premium and Term of Coverage

a.

Within fifteen (15) days from the Certificate Effective Date, or such other date as the Company and the Insured may agree to in writing, the Insured must forward to the Company the appropriate initial premium. Payment of the initial premium shall be a condition precedent to coverage being extended to the Loan. Subject to cancellation by the Insured or the Company as provided in this Policy, coverage shall remain in full force and effect for the period covered by the initial premium. Tender of the initial premium will constitute a representation for purposes of Section 2.2 by the Insured that any special conditions included by the Company in the related Commitment have been satisfied and that no payment which is then due under the Loan is more than thirty (30) days past due.

b.

The Company will not rescind or cancel coverage, or deny or adjust a Claim for Loss, with respect to a Loan on the basis of a failure to satisfy a special condition (other than a special condition relating to completion of construction, as described in Section 4.3 or to rehabilitation or repairs) if the Borrower has made twenty-four (24) consecutive full installment payments from the Borrower's own funds. The terms "installment payments," "consecutive," and "Borrower's own funds" shall have the meanings provided in Section 2.4(b).

2.6

Renewal of Certificate and Termination for Non-Payment of Renewal Premium; Reinstatement of Terminated Coverage

a.

The Company must give the Insured prior notice of the due date for payment of the applicable renewal premium payable for continued coverage of each Certificate. The entire renewal premium must be paid within a forty-five (45) day grace period (or such longer grace period generally allowed by the Company) after the due date for payment. Upon payment of the entire renewal premium within such grace period, the Certificate will be deemed renewed for the applicable renewal period and a Default occurring within said grace period which is not cured, and which results in a Claim being filed, will be covered.

If a Default occurs prior to the date through which the applicable premium has been paid, and if such Default is not cured and results in a Claim being filed, such Default shall remain covered and no further premium shall be due in order to maintain coverage of such Default.

With respect to a Loan with renewal premiums due on an annual basis, if the annual renewal premium is not paid within such grace period (but subject to the Owner's right to cure non-payment as provided in (b) of this Section 2.6), the coverage of the Certificate and the Company's liability will terminate effective as of 12:01 a.m. on the first day following the date through which the applicable premium has been paid and as a result, any Default occurring after the date through which the applicable premium has been paid will not be covered.

With respect to a Loan with renewal premiums due on a monthly basis, if the monthly renewal premium is not paid within such grace period (but subject to the Owner's right to cure non-payment as provided in (b) of this Section 2.6), the coverage of the Certificate and the Company's liability will terminate as of 12:01 a.m. on the first day following the date through which the applicable monthly premium has been paid, except that if a Default on the Loan occurs between the last date through which the applicable monthly renewal premium has been paid and the end of such grace period, the Insured shall not be required to pay renewal premiums, and coverage of such Default will continue, while such Default exists. If such Default is cured, all monthly renewal premiums not paid during the period of Default shall be payable (unless previously paid by the Insured) within forty-five (45) days or such longer period generally allowed by the Company after notice from the Company in order to continue coverage. If such Default is not cured and results in a Claim, the unpaid monthly renewal premiums through the renewal month in which such Default occurred shall be paid as provided in Section 6.3 by deduction from the Loss.

b.

If there occurs a transfer of servicing rights for a group of Loans to a new Servicer, a seizure of servicing rights by the Owner of such Loans, or a Servicer's surrender to the Owner of such servicing rights and if:

1.

the Company terminates coverage on one or more of such Loans for nonpayment of the renewal premium; and the grace period for payment of the renewal premium provided for in Section 2.6 (a) expired after such transfer, seizure or surrender;

2.

either the Owner of such Loans on which coverage was terminated, or the new Servicer for such Loans, certifies in writing to the Company within sixty (60) days after expiration of such grace period, that all of such Loans were serviced for the Owner at the time of nonpayment of renewal premium; and that in good faith it believes that the failure to pay the renewal premium on all such Loans was an error or omission caused by such transfer, seizure or surrender of servicing; and

3.

either the Owner or the new Servicer of such Loans pays the entire amount of renewal premiums due and unpaid on all such Loans within such sixty day period; then upon satisfaction of all of the foregoing conditions, the Company shall reinstate coverage on such Loans retroactively to the effective date of termination of coverage, under all of the terms and conditions in effect at termination and as if there had been no lapse in coverage.

2.7

Special Procedures for Certification of Coverage; Payment of Initial and Renewal Premiums

a.

The Company may permit coverage of a Loan to be certified and become effective without the Insured's return of an executed Commitment or Certificate, but coverage will only become effective if within fifteen (15) days after the Certificate Effective Date (or such longer period as the Company may allow) the Insured provides the Company with the Certificate Effective Date and other information required by the Company, and pays the required premium. If signature and return of an executed Commitment or Certificate is not required, the Insured will nevertheless be automatically deemed to have made all certifications, representations and statements attributable to it in the form of the Commitment or Certificate, as though, and to the same extent as if, the Insured had executed and returned the Commitment or Certificate.

b.

The Insured acknowledges that the Company deposits initial and renewal premium checks immediately upon receipt and agrees that the receipt and deposit of a premium check by the Company after the time specified in this Policy for receipt, does not constitute a waiver of the requirements of this Policy for timely receipt or an acceptance of premium by the Company. The Company will have the right to return such late premium payment, but only within sixty (60) days after receipt, in which case coverage will be cancelled retroactively to the Certificate Effective Date for a late initial premium, or to the last day of the period covered by the previous premium payment for a late renewal premium. Receipt, deposit and retention of a premium check will not constitute a waiver of any defenses with respect to any other matters which the Company may have under this Policy.

2.8

Cancellation by the Insured of a Certificate — The Insured may obtain cancellation of a Certificate by returning the Certificate to the Company or making a written request to the Company for cancellation. Upon receipt, the Company will refund, where applicable, a portion of the premium paid in accordance with the appropriate cancellation schedule which is either attached to this Policy or which will be provided by the Company to the Insured upon request. However, no refund on a Certificate will be paid if the Loan is in Default on the date the Company receives the request. Cancellation of a Certificate will not cancel this Policy.

2.9

Cancellation of Policy — Either the Insured or the Company may cancel their respective right or obligation to receive or issue new Commitments or Certificates under this Policy by providing thirty (30) days' written notice of cancellation of this Policy. However, Commitments and Certificates issued prior to such cancellation of this Policy will continue in force so long as all premiums are paid and all other terms and conditions of this Policy for coverage are complied with by the Insured.

2.10

Relationship Among the Company, the Owner of a Loan, and the Servicer of a Loan — The Company will be entitled to assume that the Insured identified on this Policy and under a Certificate is the Owner of the Loan. If the Company receives written notice acceptable to it that there is an Owner of the Loan who is not the Insured, the Company shall identify that Owner in its internal records and for purposes of this Policy. The Company shall be required to identify only one Owner for a Loan at any one time.

The Company will provide the Owner of a Loan so identified in its records with an opportunity to cure non-payment of renewal premium, as provided under Section 2.6; will notify such Owner of the Loan of a non-approved Servicer and allow replacement with a new Servicer, as provided under Section 4.5; will allow the Owner (or its designee, if any) to replace a Servicer and allow the replacement Servicer to become the Insured under Section 1.13; and will allow the Owner to become the Insured under Section 1.13 if the Owner services the Loan itself. Any Person becoming an Insured under this Policy shall be subject to all of the terms and conditions of this Policy to the same extent as any previous Insured hereunder and without regard to the extent of the knowledge or responsibility of such Person, relating to matters occurring before such Person became an Insured.

2.11

Refund of Premium for Denial of Claim in Full — If, because of a provision in Sections 2, 3 or 4 (other than Sections 4.3, 4.6, or 4.7), no Loss is payable to the Insured, the Company shall return to the Insured all paid premiums retroactively and pro rata to the date when the event or circumstance occurred which resulted in no Loss being payable.

3

Changes in Various Loan Terms, Servicing and Owner; Co-ordination and Duplication of Insurance Benefits

3.1

Loan Modifications — Unless advance written approval is provided by, or obtained from, the Company, the Insured may not make any change in the terms of a Loan, including the borrowed amount, interest rate, term or amortization schedule of the Loan, except as permitted by terms of the Loan; nor make any change in the Property or other collateral securing the Loan; nor release the Borrower from liability on a Loan.

3.2

Open End Provisions — The Insured may increase the principal balance of a Loan, provided that the written approval of the Company has been obtained. The Insured will pay the Company the additional premium due at the then prevailing premium rate.

3.3

Assumptions — If a Loan is assumed with the Insured's approval, the Company's liability for coverage under its Certificate will terminate as of the date of such assumption, unless the Company approves the assumption in writing. The Company will not unreasonably withhold approval of an assumption. It is understood that coverage will continue, and that the restriction of this Section 3.3 will not apply, if under the Loan or applicable law the Insured cannot exercise a "due-on-sale" clause or is obligated to consent to such assumption under the Loan or applicable law.

3.4

Change of Servicing — If the servicing rights for a Loan are sold, assigned or transferred by the Insured or the Owner, coverage of the Loan hereunder will continue provided that written notice of the new Servicer is given to the Company and the new Servicer is approved in writing by the Company. The Company shall be automatically deemed to have approved as a Servicer any person to whom the Company has issued a master policy, which has not been cancelled, providing for residential mortgage guaranty insurance.

3.5

Change of Owner — If a Loan or a participation in a Loan is sold, assigned or transferred by its Owner, coverage of the Loan will continue, subject to all of the terms and conditions contained in this Policy. The new Owner of the Loan will be identified in the Company's records from the date that the Company receives written notice thereof. In the case of the sale of a participation in a Loan, the Company shall be notified of only one new Owner. If there is new ownership, the Loan must continue to be serviced by a Person approved by the Company as a Servicer.

3.6

Co-ordination and Duplication of Insurance Benefits — The coverage under this Policy shall be excess over any other insurance which may apply to the Property or to the Loan, except for mortgage guaranty pool insurance or supplemental or second tier mortgage insurance.

4

Exclusions From Coverage

The Company will not be liable for, and this Policy will not apply to, extend to or cover the following:

4.1

Balloon Payment — Any Claim arising out of or in connection with the failure of the Borrower to make any payment of principal and/or interest due under a Loan, (a) as a result of the Insured exercising its right to call the Loan (other than when the Loan is in Default) or because the term of the Loan is shorter than the amortization period, and (b) which is for an amount more than twice the regular periodic payments of principal and interest that are set forth in the Loan (commonly referred to as a "balloon payment"). This exclusion will not apply if the Insured, the Owner of the Loan, or other Person acting on either's behalf offers the Borrower, in writing, a renewal or extension of the Loan or a new loan which (i) constitutes a first lien, (ii) is at rates and terms generally prevailing in the marketplace (but otherwise subject to Section 3.1), (iii) is in an amount not less than the then outstanding principal balance, (iv) has no decrease in the amortization period, and (v) is offered regardless of whether the Borrower is then qualified under the Insured's or Owner's underwriting standards. This exclusion also will not apply if the Borrower is notified of the availability of such renewal or extension of the Loan or new loan and does not accept the renewal, extension or new loan.

4.2

Effective Date — Any Claim resulting from a Default existing at the Certificate Effective Date or occurring after lapse or cancellation of a Certificate.

4.3

Incomplete Construction — Any Claim when, as of the date of such Claim, construction of a Property is not completed in accordance with the construction plans and specifications upon which the appraisal of the Property at origination of the Loan was based.

4.4

Fraud, Misrepresentation and Negligence — (a) Any Claim not otherwise within the scope of Section 2.3 where there was fraud or misrepresentation by the Insured with respect to the Loan, and the fraud or misrepresentation (1) materially contributed to the Default resulting in such Claim; or (2) increased the Loss, except that if the Company can reasonably determine the amount of such increase, such Claim will not be excluded, but the Loss will be reduced to the extent of such amount.

(b) Any Claim where there was negligence by the Insured with respect to the Loan, which (1) was material to either the acceptance of the risk or the hazard assumed by the Company; (2) materially contributed to the Default resulting in such Claim; or (3) increased the Loss, except that if the Company can reasonably determine the amount of such increase, such Claim will not be excluded, but the Loss will be reduced to the extent of such amount.

4.5

Non-Approved Servicer — Any Claim occurring when the Servicer, at time of Default or thereafter, is not approved in writing or in a list published by the Company; provided that this exclusion shall only apply if the Company notifies the Owner of the Loan in writing if a Servicer is no longer approved and if within ninety (90) days thereafter the Owner does not complete a transfer of servicing to a new Servicer approved by the Company.

4.6

Physical Damage (Other than Relating to Pre-Existing Environmental Conditions) — Any Claim where, at any time after the Certificate Effective Date, Physical Damage to a Property (of a type other than as described in Section 4.7 and other than reasonable wear and tear), occurs or manifests itself subject to the following provisions:

a.

This exclusion will not apply if the Company in good faith determines that the aggregate cost of restoring all such Physical Damage is less than fifteen hundred dollars ($1,500), or such higher amount as the Company may provide from time to time.

b.

This exclusion will apply only if such Physical Damage occurred or manifested itself (1) prior to expiration of the Settlement Period and the Company elects to acquire the related Property in settlement of a Claim; or (2) prior to the Default and was the most important cause of the Default and the Property was either uninsured for loss arising from such Physical Damage or was insured for an amount which, disregarding normal and customary deductibles not to exceed fifteen hundred dollars ($1,500) or such higher amount as the Company may provide from time to time, was insufficient to restore the Property as provided in paragraph (c) below.

c.

The exclusion resulting from paragraph (b) will not apply if the Property is restored in a timely and diligent manner to its condition (except reasonable wear and tear) as of the Certificate Effective Date. In lieu of requiring restoration of the Property, the Company may, at its option, reduce the Claim Amount by an amount equal to the cost of such restoration.

d.

For purposes of this Section 4.6, the Property subject to restoration will consist only of the land, improvements or personal property deemed part of the real property under applicable law; and chattel items affixed to the real property and identified in the appraisal of the Property at the time the Loan was made, whether or not they are deemed part of the real property.

e.

Cost estimates relied upon by the Company in connection with this Section 4.6 shall be provided in writing by an independent party selected by the Company. The Company will furnish the Insured with any such written cost estimates, if requested by the Insured.

4.7

Pre-Existing Environmental Conditions — Any Claim where there is an Environmental Condition which existed on the Property (whether or not known by the Person submitting an Application for coverage of the Loan) as of the Certificate Effective Date, subject to the following provisions:

a.

This exclusion will not apply if the existence of such Environmental Condition, or the suspected existence of such Environmental Condition, was specifically disclosed to the Company in the Application relating to the Property.

b.

This exclusion will apply only if such Environmental Condition (1) was a principal cause of the Default, and (2) has made the principal Residential structure on the Property uninhabitable. A structure will be considered "uninhabitable" if generally recognized standards for residential occupancy are violated or if, in the absence of such standards, a fully informed and reasonable person would conclude that such structure was not safe to live in without fear of injury to health or safety.

c.

This exclusion will not apply if the Environmental Condition is removed or remedied in a timely and diligent manner in accordance with applicable governmental standards for safe residential occupancy.

4.8

Down Payment — Any Claim involving a Loan which is for the purchase of the Property, and for which the Borrower did not make a down payment as described in the Application.

4.9

First Lien Status — Any Claim, if the mortgage, deed of trust or other similar instrument executed by the Borrower and insured hereunder did not provide the Insured at origination with a first lien on the Property.

4.10

Breach of the Insured's Obligations or Failure to Comply with Terms — Any Claim involving or arising out of any breach by the Insured of its obligations under, or its failure to comply with the terms of, this Policy or of its obligations as imposed by operation of law, if the breach or failure:

a.

Materially contributed to the Default resulting in such Claim; or

b.

Except for a breach described in Section 2.3, increased the Loss; provided that if the Company can reasonably determine the amount of such increase, such Claim will not be excluded, but the Loss will be reduced to the extent of such amount.

5

Conditions Precedent to Payment of Claim

It is a condition precedent to the Company's obligation to pay a Loss that the Insured comply with all of the following requirements:

5.1

Notice of Default — The Insured must give the Company written notice:

a.

Within forty-five (45) days of the Default, if it occurs when the first payment is due under the Loan; or

b.

Within ten (10) days of either

1.

The date when the Borrower becomes four (4) months in Default on the Loan; or

2.

The date when any Appropriate Proceedings which affect the Loan or the Property or the Insured's or Borrower's interest therein have been started;

whichever occurs first.

5.2

Monthly Reports — Following a notice of Default on the Loan, the Insured must give the Company monthly reports on forms or in a format acceptable to the Company on the status of the Loan and on the servicing efforts undertaken to remedy the Default. These monthly reports may be furnished less frequently if allowed in writing by the Company and must continue until the Borrower is no longer in Default, the Appropriate Proceedings terminate, or until the Insured has acquired the Property.

5.3

Company's Option to Accelerate Filing of a Claim — If the Company so directs, at any time after receiving the Insured's notice of Default, the Insured must file a Claim within twenty (20) days after notice from the Company. The Company will then make a payment of Loss in accordance with the percentage guaranty option in Section 6.3(b). Thereafter, following the acquisition of Borrower's Title by the Insured, the Insured will be entitled to file a supplemental Claim at the time prescribed in Section 6.1 in an amount equal to the sum of its advances, less the deductions, all as specified in Section 6.2, to the extent not included in the payment of the initial Claim. Such supplemental Claim must be paid by the Company in accordance with Section 6.3(b). No interest shall be includable in the Claim Amount under this Section 5.3 after the date that the accelerated claim is filed. If a Loan for which the Company has paid a Claim is subsequently brought current by the Borrower, the Insured shall refund to the Company the Loss paid by the Company with respect to that Loan. If the Company exercises its option under this Section 5.3, the Company shall not have the right to direct or participate in a deficiency recovery under Section 7.2.

5.4

Voluntary Conveyance — The Insured may only accept a conveyance of the Property from the Borrower in lieu of foreclosure or other proceeding if the prior written approval of the Company has been obtained. Such approval shall not be considered as an acknowledgement of liability by the Company with respect to such Loan.

5.5

Appropriate Proceedings — The Insured must begin Appropriate Proceedings no later than when the Loan becomes six (6) months in Default unless the Company provides written instructions that some other action be taken. Such instructions may be general or applicable only to specific Loans. The Company reserves the right to direct the Insured to institute Appropriate Proceedings at any time after Default. When either defending against or bringing Appropriate Proceedings, the Insured must report their status to the Company as reasonably and expeditiously as possible.

In conducting Appropriate Proceedings, the Insured must:

a.

Diligently pursue the Appropriate Proceedings once they have begun;

b.

Apply for the appointment of a receiver and assignment of rents, if permitted by law and requested by the Company;

c.

Furnish the Company with copies of all notices and pleadings filed or required in the Appropriate Proceedings, except as the Company may waive such requirement in writing;

d.

Act and bid at the foreclosure sale in accordance with Section 5.11 so that its ability to preserve, transfer and assign to the Company its rights against the Borrower are not impaired; and so that the rights of the Company under this Policy against the Borrower are fully protected. Such rights include any rights to obtain a deficiency judgment, subject to the Company's compliance with Sections 7.2 and 7.3 relating to establishing a deficiency; and

e.

When requested by the Company, furnish the Company with a written statement indicating the estimated potential Claim Amount (as computed under Section 6.2) at least fifteen (15) days before the foreclosure sale.

5.6

Mitigation of Damages — The Insured must actively cooperate with and assist the Company to prevent and mitigate the Loss, including good faith efforts by the Insured to obtain a cure of the Default, collect amounts due under the Loan, inspect and appraise the Property and effectuate the early disposition of the Property. The Company must administer this Policy in good faith.

5.7

Advances — The Insured must advance:

a.

Normal and customary hazard insurance premiums and real estate property taxes, in each case as due and payable;

b.

Reasonable and necessary Property protection and preservation expenses approved by the Company at the time the Company reviews the Claim, which shall not include expenditures to remove an exclusion from coverage under Section 4; and

c.

Reasonable costs to complete Appropriate Proceedings and eviction and moving of occupants, including related court expenses and attorney's fees.

5.8

Claim Information and Other Requirements — The Insured must provide the Company with:

a.

All information reasonably requested by the Company;

b.

A completed form furnished by or acceptable to the Company for payment of a Claim;

c.

If the Property is not being acquired by the Company: a copy of an executed trustee's or sheriff's deed (which may be unrecorded) conveying Borrower's Title to the Property to the Insured (or satisfactory evidence that the foreclosure sale has been completed if the Borrower's right of redemption has not expired); or a deed from the Borrower (which may be unrecorded) if a voluntary conveyance has been approved by the Company, conveying to the Insured the title that was required by the Company in the approval of the conveyance.

In the event the most important cause of Default was a circumstance or event which would prevent the Insured from obtaining Good and Merchantable Title, the Insured shall instead provide the Company with evidence described in Section 5.8(d)(2) that it has acquired Good and Merchantable Title to the Property.

d.

If the Property is being acquired by the Company:

1.

a recordable deed in normal and customary form containing the customary warranties and covenants conveying to the Company or its designee Good and Merchantable Title to the Property;

2.

a title insurance policy acceptable to the Company or an attorney's opinion of title acceptable to the Company, confirming that the Insured has and can convey to the Company Good and Merchantable Title to the Property; and

3.

Possession of the Property, but only if the Company has required such Possession in writing.

e.

Access to the Property, if requested by the Company under Section 6.4 (b).

5.9

Acquisition of Borrower's Title Not Required — The Insured will not be required to acquire Borrower's Title to a Property if (a) the Company approves a sale of the Property prior to a foreclosure sale and such sale is closed; (b) the Company requires an early Claim filing pursuant to Section 5.3, except that such acquisition will be required as a condition to the Insured's filing of a supplemental Claim; or (c) the Property is acquired by someone other than the Insured at a foreclosure sale, as provided in Section 5.11, or thereafter pursuant to exercise of rights of redemption.

5.10

Sale of a Property by the Insured Before End of Settlement Period

a.

The Insured must submit to the Company any offer to purchase a Property which it receives after the Company has notified the Insured that it will acquire the Property and before the end of the Settlement Period. The Company must then promptly notify the Insured that it will either (1) not approve of such offer, in which case the Company's notice to acquire the Property will remain in effect, or (2) approve such offer, in which case the Company's notice of acquisition will remain in effect, if the approved offer does not close as scheduled. The Insured shall promptly notify the Company if the approved offer does not close as scheduled.

b.

If the Company has not notified the Insured that it will acquire the Property, and if the Company's right to acquire the Property has not expired pursuant to Section 6.5 or has not been waived, the Insured must submit to the Company for approval any offer to purchase the Property which would be acceptable to the Insured. The Company shall then promptly either approve or not approve such offer. If the approved offer expires or is terminated, the Company shall be entitled to pay the Loss payable by (1) paying the percentage guaranty option as calculated under Section 6.3(b), or (2) paying the property acquisition settlement option as calculated under Section 6.3(a), and acquiring the Property; but if the Company's right to acquire the Property has expired pursuant to Section 6.5, or been waived, then such acquisition shall be under the same terms and conditions as the expired or terminated offer, except for terms and conditions relating to the sale price and method of payment of the sale price, which shall instead be governed by Section 6.3.

c.

The following provisions shall apply to offers submitted to the Company under this Section 5.10:

1.

At the time it presents an offer, the Insured must also provide the Company with a good faith estimate of gross proceeds and expenses in sufficient detail for the Company to calculate the estimated net proceeds described below. The Company may not require any changes to the offer or direct the marketing of the Property or expenditures by the Insured for restoration of the Property as a condition to its approval.

2.

If the Company approves the offer submitted by the Insured, it must also advise the Insured of the estimated net proceeds which it has calculated. The estimated net proceeds calculated by the Company will be the estimated gross sales proceeds to be received by the Insured less all reasonable estimated expenses submitted by the Insured and approved by the Company in its approval of the offer which have been or are expected to be paid by the Insured in obtaining and closing the sale of the Property. If the estimated net proceeds as calculated by the Company is acceptable to the Insured, the Loss payable shall be computed as determined below. If such calculation is not acceptable to the Insured, the offer shall be deemed to have not been approved by the Company.

3.

If the Company approves the offer, the Loss payable by the Company under this Section 5.10 will be the lesser of (i) the actual net amount as calculated below, or (ii) the percentage guaranty option under Section 6.3(b) without regard to a sale of the Property. The actual net amount will be the Claim Amount calculated under Section 6.2, except that (a) delinquent interest will be computed through the closing date for sale of the Property and (b) the Claim Amount shall be reduced by the actual net proceeds realized by the Insured from the sale of the Property. The actual net proceeds will be determined in the same manner as the estimated net proceeds, but on the basis of the actual sales proceeds. For purposes of computing a Loss, such actual net proceeds shall not be less than the estimated net proceeds calculated by the Company under this subparagraph (c), or as otherwise approved by the Company.

4.

The Company shall not unreasonably withhold its approval of expenses submitted to it after its approval of an offer. Expenses paid to Persons employed or controlled by the Insured or the Owner of the Loan or their internal costs will not be allowed in calculation of either the estimated or actual net proceeds.

5.

If requested by the Company, the Insured shall advise the Company of the name of the real estate broker or other Person marketing the Property and authorize such broker or other Person to release marketing information about the Property to the Company, if requested by the Company.

5.11

Foreclosure Bidding Instructions Given by the Company — The Insured will be entitled to bid at the foreclosure sale held as part of the Appropriate Proceedings any amount which it determines necessary to obtain Borrower's Title to the Property, unless otherwise directed by the Company. The Company will be entitled to direct the Insured to bid an amount to be determined by the Insured within a minimum and maximum range, as follows:

a.

The minimum amount shall not be less than the fair market value of the Property, but if there has been Physical Damage to the Property which affects its fair market value (as determined before such Physical Damage) by more than ten per cent (10%), the fair market value of the Property shall be its fair market value after restoration of the Property.

b.

The maximum amount shall not exceed the greater of (1) the fair market value of the Property as determined under subparagraph (a) above, or (2) the estimated Claim Amount less the amount which the Company would pay as the percentage guaranty option under Section 6.3(b).

c.

For purposes of this Section 5.11, fair market value shall be determined as of a date acceptable to the Company by an opinion of an independent real estate broker, or by an independent appraiser, in either case selected by or acceptable to the Company.

The Insured is not required to acquire Borrower's Title if it has bid in accordance with this Section 5.11, whether or not pursuant to directions from the Company.

5.12

Effect of Unexpired Redemption Period on Payment of a Claim — If the Insured files a Claim prior to expiration of an applicable redemption period, the Loss payable shall only be computed through the date of filing of the Claim, and if the Company elects to acquire the Property, the Insured will remain responsible for management and control of the Property until the Company's acquisition thereof, which may be after expiration of the redemption period, but not later than as required by Section 6.4.

If the Company has paid to the Insured a Claim under its percentage guaranty option in Section 6.3 (b), and the related Property is subsequently redeemed by the Borrower, the Insured shall promptly report such redemption to the Company and reimburse the Company for the amount of the Company's Claim payment, to the extent that the sum of the Company's Claim payment and the amount realized by the Insured from the redemption exceeds the Claim Amount, as would have been calculated through the date of redemption.

5.13

Collection Assistance — If the Company so requests, the Insured shall permit the Company to cooperatively assist the Insured in the collection of moneys due under the Loan, including obtaining information from the Borrower, attempting to develop payment schedules acceptable to the Insured, conducting Property inspections and requesting appraisals of the Property.

6

Loss Payment Procedure

6.1

Filing of Claim — The Insured shall file a Claim after, but no later than sixty (60) days following, the conveyance to the Insured of Borrower's Title to the Property. If the Insured is not required to have Borrower's Title to file a Claim for a reason described in Section 5.9, then the Claim must be filed (a) within sixty (60) days after the Property is conveyed in a pre-foreclosure sale, at the foreclosure sale, or by exercise of the rights of redemption or (b) at the time specified by Section 5.3. If the Insured fails to file a Claim within the applicable time, the Insured will not be entitled to, and the Company will not be obligated for, any payment under this Policy for amounts, including additional interest and expenses, which would otherwise be claimable, but which accrue or are incurred after the sixty (60) day period for filing of a Claim.

If the Insured fails to file a Perfected Claim within one hundred eighty (180) days after the filing of the Claim (or within such longer period of time as the Company may allow in writing), the Insured will no longer be entitled to payment of a Loss and the Company will not be obligated to make any payment under this Policy.

6.2

Calculation of Claim Amount — Subject to Sections 7.5 and 5.3, the Claim Amount will be an amount equal to the sum of:

a.

The amount of unpaid principal balance due under the Loan as of the date of Default without capitalization of delinquent interest, penalties or advances; and

b.

The amount of accrued and unpaid interest due on the Loan computed at the contract rate stated in the Loan through the date that the Claim is filed with the Company, but excluding applicable late charges, penalty interest or other changes to the interest rate by reason of Default; and

c.

The amount of advances incurred by the Insured under Section 5.7 prior to filing of the Claim (except to Persons employed or controlled by the Insured or the Owner of the Loan or their other internal costs) provided that:

1.

Attorney's fees advanced for completion of Appropriate Proceedings and obtaining Possession of the Property will not be allowed to the extent they exceed three percent (3%) of the sum of the unpaid principal balance and the accrued and accumulated interest due; and

2.

Such advances, other than attorney's fees, must have first become due and payable after the Default, and payment of such advances must be prorated through the date the Claim is filed with the Company;

less:

(i)

The amount of all rents and other payments (excluding proceeds of a sale of the Property and the proceeds of fire and extended coverage insurance) collected or received by the Insured, which are derived from or in any way related to the Property;

(ii)

The amount of cash remaining in any escrow account as of the last payment date;

(iii)

The amount of cash or other collateral to which the Insured has retained the right of possession as security for the Loan;

(iv)

The amount paid under applicable fire and extended coverage policies which are in excess of the cost of restoring and repairing the Property, if the Property is damaged, and which has not been paid to the Borrower or applied to the payment of the Loan as required by the terms of the Loan; and

(v)

Any other amounts claimed by the Insured to the extent they are excluded from the Claim Amount by reason of Section 4.

6.3

Payment of Loss; Company's Options — Within the Settlement Period, but only if the Insured has satisfied all requirements for a payment of Loss and if the Company has received a Perfected Claim, the Company shall at its sole option exercise its:

a.

Property acquisition settlement option. Pay to the Insured as the Loss the Claim Amount calculated in accordance with Section 6.2 for the Company's acquisition of the Property; or

b.

Percentage guaranty option. Allow the Insured to retain all rights in and title to the Property, and pay to the Insured as the Loss the Claim Amount calculated in accordance with Section 6.2 of this Policy multiplied by the percentage of coverage or as otherwise calculated as specified in the Certificate. However, if prior to the Company's payment of the Loss, a third party acquires title to the Property at the foreclosure sale or a Borrower redeems the Property (unless such acquisition or redemption occurs because the Insured failed to bid as provided in Section 5.11), then the Company shall pay the lesser of: (i) the percentage guaranty option amount described above; or (ii) the difference between the Claim Amount and the amount realized by the Insured at the foreclosure sale or redemption; or

c.

Pre-Claim sale option. Pay to the Insured as the Loss the amount calculated in accordance with Section 5.10, if the terms and conditions of Section 5.10 are met.

In addition to the sum due pursuant to the option described above which the Company selects, the Loss payable by the Company will include the other amounts provided for under Sections 6.5 or 7.2 when such Sections are applicable. The Company will deduct from its payment of Loss such amounts as may be permitted by this Policy and the aggregate amounts of any payments of Loss which it had previously made. In the event of a Loss on a Loan with renewal premiums due monthly, which results from a Default covered under Section 2.6(a), the Company shall deduct from the payment of Loss an amount equal to any unpaid renewal premiums for the subject Loan through the end of the monthly renewal period in which such Default occurred.

6.4

Calculation of Settlement Period — The Settlement Period will be a sixty (60) day period after the Company's receipt of a Claim, calculated as follows:

a.

No later than the twentieth (20th) day after filing of a Claim, the Company may notify the Insured of additional documents or information which it requires for processing the Claim. The sixty-day period will be suspended until the Company receives such additional documents and information. The Company may request additional documents and information after such twenty-day period, and the Insured must use reasonable efforts to satisfy such request.

b.

No later than the sixtieth (60th) day after filing of a Claim, the Company may notify the Insured that it will require access to the Property sufficient to inspect, appraise and evaluate the Property. If the Company does not notify the Insured by that date, its right to such access will be deemed waived. If such notice is given, the Insured will use its best efforts to provide access to the Company and, if access is not then available, the sixty day period will be suspended from the date such notice was given until the Company receives notice from the Insured that access is available to it. If access is in fact not available when sought by the Company after such notice from the Insured, the Company will promptly notify the Insured of such unavailability, and the passage of the sixty day period will remain suspended as if the Insured's notice of availability had not been given to the Company.

c.

If the Company has elected to acquire the Property in settlement of a Claim, the sixty day period also will be suspended if necessary for there to be a period of ten (10) days after the date on which the Insured satisfies all conditions to acquisition, including any required restoration of the Property, for the Insured's delivery of a recordable deed and title policy or opinion evidencing Good and Merchantable Title (not subject to any rights of redemption, unless the Company waives such requirement) and, if applicable, delivery of Possession to the Property.

d.

If the sixty day period is suspended for more than one reason, the resulting suspended periods will only be cumulative if in fact they occur at different times; to the extent they occur simultaneously, they will not be cumulative.

6.5

Payment by the Company After the Settlement Period — If the Company has not paid a Loss during the Settlement Period, then (a) the Company will include in its payment of Loss, if a Loss is ultimately payable, simple interest on the amount payable accruing after the Settlement Period to the date of payment of Loss at the applicable interest rate or rates which would have been payable on the Loan during such period, and (b) the Company will no longer be entitled to acquire the Property as an option for payment of the Loss.

The Company must either pay the amount of applicable Loss (including any additional applicable interest as computed above) or deny the Claim in its entirety within (a) one hundred twenty (120) days after expiration of the Settlement Period, or (b) if the Settlement Period has not expired, no later than one hundred eighty (180) days after filing of the Claim. If at a later date it is finally determined by agreement between the Insured and the Company (or by completion of legal or other proceedings to which the Insured and the Company are parties) that the Company was not entitled to deny all or a portion of the Claim, the Company will include in any resulting subsequent payment of Loss interest as calculated above through the date of such payment on the amount of Loss which the Company was not entitled to deny.

6.6

Discharge of Obligation — Payment by the Company of the amount of Loss required to be paid in accordance with this Policy will be a full and final discharge of its obligation with respect to such Loss under this Policy.

7

Additional Conditions

7.1

Proceedings of Eminent Domain — In the event that part or all of a Property is taken by eminent domain, or condemnation or by any other proceedings by federal, state or local governmental unit or agency, the Insured must require that the Borrower apply the maximum permissible amount of any compensation awarded in such proceedings to reduce the principal balance of the Loan, in accordance with the law of the jurisdiction where the Property is located.

7.2

Pursuit of Deficiencies

a.

The Insured will be entitled to pursue Appropriate Proceedings, or shall at the direction of the Company pursue Appropriate Proceedings through the end of the Settlement Period, which may result in the Borrower becoming liable for a deficiency after completion of the Insured's acquisition of a Property. Such pursuit may not be directed by the Company unless such deficiency is estimated to exceed $7,500. If the Company proposes to pursue a deficiency judgment, in whole or in part for its account, it will notify the Insured at least thirty (30) days before the foreclosure sale. If the Company does not so notify the Insured, the deficiency judgment, if established by the Insured, will be solely for the account of the Insured, and the Company will not be subrogated to any rights to pursue the deficiency judgment.

b.

The following provisions will apply if, in completing Appropriate Proceedings there are additional expenses advanced pursuant to Section 5.7 or additional interest accrued on the Loan, due to (1) an additional redemptive period or a delay in acquisition of Borrower's Title, which period or delay is directly related to establishing the deficiency judgment or (2) legal proceedings which are necessary to establish and pursue the deficiency judgment and which would not otherwise be the custom and practice used.

i.

If the deficiency judgment is to be established, in whole or in part, for the account of the Company, the Company must pay the Insured at the time of payment of the Claim, regardless of which settlement option the Company has selected, the full amount of:

(A)

such additional expenses advanced pursuant to Section 5.7 by the Insured; and

(B)

such additional interest accrued on the unpaid principal balance of the Loan at the contract rate stated in the Loan, but excluding applicable late charges, penalty interest, or other changes to the interest rate by reason of Default.

ii.

If the deficiency judgment is not to be established, in whole or in part, for the account of the Company, none of the additional interest or expenses of the type described in subparagraph (i) above will be includable in the Claim Amount or payable at any time by the Company.

iii.

For purposes of determining the additional expenses described in subparagraph (i) above resulting from pursuing the deficiency judgment, the limitation on attorneys' fees in Section 6.2 will not apply.

iv.

All of the additional interest, expenses, attorney's fees and court expenses described in subparagraph (i) above will be accrued or advanced only through acquisition of Borrower's Title, including any additional redemptive period.

c.

The Company and the Insured may agree generally or with respect to a Loan to different terms and conditions than set forth in this Section 7.2. The Company and the Insured also may agree to the joint pursuit or other arrangements for the collection of deficiency judgments on mutually acceptable terms and conditions.

7.3

Subrogation — Subject to Section 7.2(a), and only to the extent that the Company is entitled under applicable law to pursue such deficiency rights, the Company will be subrogated, upon payment of the Loss, in the amount thereof and with an equal priority to all of the Insured's rights of recovery against a Borrower and any other Person relating to the Loan or to the Property. The Insured must execute and deliver at the request of the Company such instruments and papers and undertake such actions as may be necessary to transfer, assign and secure such rights. The Insured shall refrain from any action, either before or after payment of a Loss, that prejudices such rights.

7.4

Policy for Exclusive Benefit of the Insured and the Owner — A Commitment and Certificate issued as the result of any Application submitted hereunder and the coverage provided under this Policy will be for the sole and exclusive benefit of the Insured and the Owner of the related Loan, and in no event will any Borrower or other Person be deemed a party to, or an intended beneficiary of, this Policy or any Commitment or Certificate.

7.5

Effect of Borrower Insolvency or Bankruptcy on Principal Balance — If under applicable insolvency or bankruptcy law, a Loan's principal balance secured by a Property is reduced (after all appeals of such reduction are final or the time for such appeals has lapsed without appeal), the portion of such principal balance of the Loan not secured by the Property, and related interest, will be includable in the Claim Amount, as provided in this Section 7.5.

If a Default occurs on the Loan, the Insured has acquired Borrower's Title or Good and Merchantable Title to the Property as required by this Policy, and all other requirements for filing of a Claim are complied with, the Insured will be entitled to include in the Claim Amount (a) the amount of the principal balance of the Loan which was deemed unsecured under applicable insolvency or bankruptcy law, less any collections or payments on such unsecured principal balance received by the Insured, and (b) interest thereon at the rate and as computed in Section 6.2, from the date of Default giving rise to the Claim (but for no prior period). In no event will any expenses or other amounts associated with the amount by which the principal balance of the Loan became unsecured be includable in the Claim Amount, directly or by an addition to the principal balance includable in the Claim Amount.

7.6

Arbitration of Disputes; Suits and Actions Brought by the Insured

a.

Unless prohibited by applicable law, all controversies, disputes or other assertions of liability or rights arising out of or relating to this Policy, including the breach, interpretation or construction thereof, shall be settled by arbitration. Notwithstanding the foregoing, the Company or the Insured both retain the right to seek a declaratory judgement from a court of competent jurisdiction on matters of interpretation of the Policy. Such arbitration shall be conducted in accordance with the Title Insurance Arbitration Rules of the American Arbitration Association in effect on the date the demand for arbitration is made, or if such Rules are not then in effect, such other Rules of the American Arbitration Association as the Company may designate as its replacement.

The arbitrator(s) shall be neutral person(s) selected from the American Arbitration Association's National Panel of Arbitrators familiar with the mortgage lending or mortgage guaranty insurance business. Any proposed arbitrator may be disqualified during the selection process, at the option of either party, if they are, or during the previous two (2) years have been, an employee, officer or director of any mortgage guaranty insurer, or of any entity engaged in the origination, purchase, sale or servicing of mortgage loans or mortgage-backed securities.

b.

No suit or action (including arbitration hereunder) brought by the Insured against the Company with respect to the Company's liability for a Claim under this Policy shall be sustained in any court of law or equity or by arbitration unless the Insured has substantially complied with the terms and conditions of this Policy, and unless the suit or action is commenced within three (3) years (five (5) years in Florida or Kansas) after the Insured has acquired Borrower's Title to the Property or sale of the Property approved by the Company is completed, whichever is applicable to a Loan. No such suit or action with respect to a Claim may be brought by the Insured against the Company until sixty (60) days after such acquisition of Borrower's Title or sale, as applicable to a Loan.

c.

If a dispute arises concerning the Loan which involves either the Property or the Insured, the Company has the right to protect its interest by defending the suit, even if the allegations contained in such suit are groundless, false or fraudulent. The Company is not required to defend any lawsuit involving the Insured, the Property or the Loan.

7.7

Release of Borrower; Defenses of Borrower — The Insured's execution of a release or waiver of the right to collect any portion of the unpaid principal balance of a Loan or other amounts due under the Loan will release the Company from its obligation under its Certificate to the extent and amount of said release. If, under applicable law, the Borrower successfully asserts defenses which have the effect of releasing, in whole or in part, the Borrower's obligation to repay the Loan, or if for any other reason the Borrower is released from such obligation, the Company will be released to the same extent and amount from its liability under this Policy, except as provided by Section 7.5.

7.8

Amendments; No Waiver; Rights and Remedies; Use of Term "Including"

a.

The Company reserves the right to amend the terms and conditions of this Policy from time to time; provided, however, that any such amendment will be effective only after the Company has given the Insured written notice thereof by endorsement setting forth the amendment. Such amendment will only be applicable to those Certificates where the related Commitment was issued on or after the effective date of the amendment.

b.

No condition or requirement of this Policy will be deemed waived, modified or otherwise compromised unless that waiver, modification or compromise is stated in a writing properly executed on behalf of the Company. Each of the conditions and requirements of this Policy is severable, and a waiver, modification or compromise of one will not be construed as a waiver, modification or compromise of any other.

c.

No right or remedy of the Company provided for by this Policy will be exclusive of, or limit, any other rights or remedies set forth in this Policy or otherwise available to the Company at law or equity.

d.

As used in this Policy, the term "include" or "including" will mean "include or including, without limitation."

7.9

No Agency — Neither the Insured, any Servicer or Owner, nor any of their employees or agents, will be deemed for any reason to be agents of the Company. Neither the Company, nor any of its employees or agents, will be deemed for any reason to be agents of any Insured, Servicer or Owner.

7.10

Successors and Assigns — This Policy will inure to the benefit of and shall be binding upon the Company and the Insured and their respective successors and permitted assigns.

7.11

Applicable Law and Conformity to Law — All matters under this Policy will be governed by and construed in accordance with the laws of the jurisdiction in which the office of the original Insured on a Certificate is located. Any provision of this Policy which is in conflict with any provision of the law of such jurisdiction is hereby amended to conform to the provisions required by that law.

7.12

Notice — All claims, premium payments, tenders, reports, other data and any other notices required to be submitted to the Company by the Insured must be sent to the Company at MGIC Plaza, 250 East Kilbourn Avenue, Milwaukee, WI 53202. The Company may change this address by giving written notice to the Insured. Unless the Insured otherwise notifies the Company in writing, all notices to the Insured must be sent to the address on the face of this Policy or, if the Insured is not located at such address, to the last known address of the Insured.

All notices under this Policy, whether or not identified in this Policy as required to be in writing, will be effective only if in writing and only upon receipt thereof. Written notices may instead be given in the form of telecopy or, if acceptable to the Company (for notices given to the Company) or to the Insured (for notices given to the Insured) in the form of computer tape or computer-generated or any other electronic message. A telecopy or such tape or message shall be effective only when received. The Company and the Insured may mutually agree that notices will be sent to any additional Person. Except as expressly agreed to by the Company and the Insured, no liability shall be incurred by the Company for the failure to give a notice to a Person other than the Insured.

7.13

Reports and Examinations — The Company may request, and the Insured must provide, such files, reports or information as the Company may deem necessary pertaining to any Loan, and the Company will be entitled to inspect the files, books and records of the Insured or any of its representatives pertaining to such Loan.

7.14

Electronic Media — The Company and the Insured may, from time to time, deliver or transfer information, documents or other data between them by electronic media acceptable to them. In addition, the Company and the Insured may maintain information, documents or other data on electronic media or other media generally accepted for business records, including microfiche. Such electronic or other media will be as equally acceptable for all purposes between the Insured and the Company as information, documents or other data maintained in printed or written form.

Mortgage Guaranty Insurance Corporation 250 E. Kilbourn Avenue P.O. Box 488, Milwaukee, Wisconsin 53201-0488	MGIC

_________________________________________________

Master Reporting Program Endorsement

_________________________________________________

Policy Issued To:	Attached to and Forming Part of Master Policy Number:
Deutsche Bank National Trust Co. as Trustee for the	04-400-4-8628
Structured Asset Investment Loan Trust Mortgage
Pass-Through Certificates Series 2004-1
1761 East St. Andrew Place	Effective Date of Policy:
Santa Ana, California 92705-4934	January 1, 2004

The purpose of this Endorsement is to amend terms and conditions of the Policy to provide for the insurance of Loans under the Master Reporting Program made available by the Company to certain Insureds to whom this Endorsement is issued. An Insured will be entitled to submit Loans for insurance under this Endorsement unless this Endorsement is revoked by the Company. The Company reserves the right to revoke this Endorsement immediately upon written notice to the Insured. This Endorsement will apply only to a Loan which is identified by the Company as being insured under the Master Reporting Program. To the extent of any inconsistency or conflict between the terms of the Policy and this Endorsement, this Endorsement will control. The Policy is amended by adding, deleting, or amending the following terms and conditions, as indicated:

A.

The following additional definitions are added to Section 1 of the Policy:

1.27

Eligibility Criteria means the requirements established by the Company from time to time applicable to the origination of a Loan (including approved mortgage loan programs, maximum loan-to-value ratios and original principal amounts, coverage limitations and underwriting requirements) and of which the Company notifies the Insured, as the same may be amended from time to time by the Company on prior written notice to the Insured.

1.28

Transmittal means the information and format designated as such by the Company which requests or directs the Company to issue its Commitment and tender its Certificate with respect to the Loan identified therein, which may be identified by the title "Transmittal" and which includes all data and information and all exhibits and documents furnished in connection therewith to the Company. Whenever the term "Application" is used in this Policy, the term "Transmittal" and its definition will be substituted therefor.

1.29

Loan File means, with respect to a Loan, copies of all documents (including all data and information in electronic format) created or received in connection with the origination and closing of the Loan, including the Borrower's loan application, purchase contract, appraisal, credit report, verifications of employment, income and deposit, and HUD-1 or other settlement statement.

B.

Sections 2.1 through 2.4 of the Policy are deleted in their entirety and replaced with the following:

2.1

Loan Underwriting and Obtaining Coverage , This Policy shall automatically extend to each Loan which the Insured makes, provided that it is made in accordance with the terms and provisions of this Policy, including the Eligibility Criteria, and is evidenced by a Certificate issued by the Company. In order to obtain coverage under this Policy for a Loan, the Insured or the Person acting on its behalf must submit a duly completed Transmittal to the Company within thirty (30) days after the Insured makes the Loan (or such longer period as allowed by the Company), and the Company shall then issue a Commitment and Certificate, if all applicable requirements are satisfied.

If the Insured or the Person acting on its behalf subsequently denies the mortgage loan application received by it from the applicant, the Insured will be responsible for notifying the applicant in compliance with any applicable state or federal laws or regulations, including the Equal Credit Opportunity Act and any other similar law or regulation.

2.2

Representations of the Insured , The Insured represents to the Company that:

a.

All statements made and information provided to the Company in a Transmittal or in a Commitment or Certificate (including as such is related to continuation of coverage upon assumption of a Loan) are supported by statements and information in the Loan File;

b.

All statements made and information provided to the Company in the Transmittal or in any Commitment or Certificate when provided to the Company or in the Loan File when the Loan is closed by the Insured are not false or misleading in any material respect as of such date(s) and do not omit any fact necessary in order to make such statements and information not false or misleading in any material respect as of such date(s); and

c.

The Loan complies with the Eligibility Criteria in effect at the time the Transmittal is submitted to the Company.

The foregoing representations will apply to all statements and information provided to the Company in the Transmittal, Commitment or Certificate or Loan File, whether made or submitted by the Insured, the Borrower or any other Person, and will be deemed to have been made and provided for and on behalf of the Insured. The foregoing representations shall be effective whether or not they are made by the Insured or other Person with the intent to deceive or mislead, or with the knowledge that they are not true and correct.

It is understood and agreed that such statements and information in the Transmittal, Commitment or Certificate, or Loan File in the aggregate are, and in certain instances individually may be, material to the Company's decision to offer, provide or so continue coverage of the related Loan; the Company issues the related Commitment and Certificate or continues coverage in reliance on the accuracy and completeness of such statements and information submitted to it; and the Company's reliance on the representations in this Section 2.2 survive the issuance of a Commitment and Certificate or such continuation of coverage and any later review or audit of the Insured's files by the Company. Without otherwise limiting the scope of this Section 2.2, a breach of Section 4.8 relating to down payment will be deemed a material misrepresentation for purposes of this Section 2.2.

2.3

Company's Remedies for Misrepresentation , Subject to Section 2.4, if any of the Insured's representations as described in Section 2.2 are materially false or misleading with respect to a Loan, the Company will have at its option, the right to defend against a Claim, or to the extent permitted by applicable law, to cancel or rescind coverage under any Certificate retroactively to commencement of coverage (or if the misrepresentation occurs with respect to continuation of coverage upon assumption of a Loan, to so defend, cancel or rescind retroactively to the date of such continuation). In the case of such cancellation or recision, the Company shall return at that time all paid premiums retroactively to such applicable date.

2.4

Incontestability for Certain Misrepresentations , Notwithstanding Sections 2.2 and 2.3, no Claim for Loss will be denied or adjusted, nor will such Certificate's coverage be rescinded or canceled, by reason of any misrepresentations (whether by statements made or information provided, or of statements or information omitted) contained in a Transmittal or the related Loan File, provided that all of the following requirements, conditions and circumstances, to the extent not waived in writing at the option of the Company, are satisfied:

a.

The misrepresentation must not have been knowingly made, or knowingly participated in, by:

1.

The Insured or any other Person which originated the Loan; or

2.

Any other of the following Persons:

i)

correspondent lender, mortgage loan broker or other intermediary underwriting or processing the Loan on behalf of the Insured or any other Person which originated the Loan; or

ii)

escrow or closing agents, or any other agent of, or broker for, the Insured or any other Person which originated the Loan acting with respect to the Loan or the related Property transaction.

b.

This Section 2.4 will not apply to a Certificate if within twelve (12) months before or after a material misrepresentation by a Borrower or other Person (other than those Persons identified in Section 2.4(a) above), there are one or more material misrepresentations in a Transmittal or Loan File (i) with respect to three or more other mortgage loans insured at any time by the Company for the Insured or any other lender and (ii) which result from the direct or indirect acts or omissions of the same borrower or same other Person (including any other Person acting directly or indirectly in concert).

c.

This Section 2.4 shall not be construed to limit the applicability of Section 4.4(b) to a misrepresentation covered by this Section 2.4.

a.

The Company's payment of a Claim will not limit any rights which the Company has against the Borrower or any other Person (other than the Insured) for any misrepresentation.

C.

Section 2.12 of the Policy is added with the following:

2.12

Post Underwriting Review and Copies of Loan Files --- The Company or representatives designated by it will have the right, from time to time, upon thirty (30) days advance notice to the Insured, to conduct a post underwriting review (including inspection) of the Loan Files and other information, papers, files, documents, books, records, agreements, and electronically stored data prepared or maintained by or in the possession or under the control of the Insured pertaining to or in connection with Loans insured under this Policy. The Company will have the right to conduct the review on the Insured's premises during normal business hours. The Insured must cooperate fully with the review. In addition, either in connection with such review or separately, the Company will have the right upon thirty (30) days prior written notice to obtain from the Insured a copy of the Loan File for any Loan for which a Commitment or Certificate has been issued pursuant to this Policy. If for any reason the Insured fails to provide a copy of a Loan File at the time of the Company's review or upon the Company's other notice, the Company will provide a second notice to the Insured, allowing the Insured to provide it within an additional thirty (30) day period. If for any reason the Insured fails to provide a copy of a Loan File within the additional thirty day period, then, at the Company's option, the Company will have the right to cancel coverage under the related Certificate.

D.

Section 4.8 is deleted in its entirety and replaced with the following:

4.8

Down Payment , Any Claim involving a Loan which is for the purchase of the Property, and for which the Borrower did not make a down payment as described in the Transmittal or Loan File.

E.

Section 4.11 of the Policy is added with the following:

4.11

Non-Eligible Loans , Any Loan that did not meet the Eligibility Criteria in effect at the time the related Transmittal was submitted to the Company.

F.

Section 7.9 of the Policy is deleted in its entirety and replaced with the following:

7.9

No Agency , Neither the Insured, any Servicer, or Owner nor any of their employees or agents (including the Persons underwriting the Loan on behalf of the Insured) will be deemed for any reason to be agents of the Company. Neither the Company, nor any of its employees or agents, will be deemed for any reason to be   agents of any Insured, Servicer or Owner.

All terms capitalized herein will have the meanings set forth in the Policy, except as otherwise defined herein. Nothing herein contained will be held to vary, alter, waive or extend any of the terms and conditions of the Policy, or any amendments thereto, except as expressly set forth above.

___________________________________________________________________________________________________________

Mortgage Guaranty Insurance Corporation 250 E. Kilbourn Avenue P.O. Box 488, Milwaukee, Wisconsin 53201-0488	MGIC

Endorsement to Mortgage Guaranty Master Policy

Policy Issued To:

Deutsche Bank National Trust Co. as Trustee for the

Structured Asset Investment Loan Trust Mortgage

Pass-Through Certificates Series 2004-1

1761 East St. Andrew Place

Santa Ana, California  92705-4934

Attached to and Forming Part of Master Policy Number
04-400-4-8628

Effective Date of Endorsement
January 1, 2004

The purpose of this Endorsement is to amend terms and conditions of the Policy to provide for the insurance of Loans which may be in addition to other mortgage guaranty insurance coverage separately in effect for each of such Loans. This Endorsement will apply to all Loans insured under the Policy. To the extent of any inconsistency or conflict between the terms of the Policy and this Endorsement, this Endorsement will control. The terms and conditions of the Policy shall apply to a Loan insured under this Endorsement, but with the Policy amended by adding, deleting, or amending the following terms and conditions, as indicated:

I. Primary Policy

A.

The following definitions are added to the Policy:

1.30

"Original LTV" means the ratio of the principal balance of a Loan at its origination to the Value of the Property, as calculated according to the Company's standard procedures.

1.31

"Primary Policy" means the policy or guarantee issued by a mortgage guaranty insurance company approved for insurance of mortgage loans sold to either the Federal National Mortgage Association ("Fannie Mae"), or the Federal Home Loan Mortgage Corporation ("Freddie Mac"), which provides the minimum coverage required by Section 5.14 hereof, and under a form of policy approved by Fannie Mae or Freddie Mac and in general use for the mortgage loans sold to Fannie Mae or Freddie Mac, as applicable. Upon the Company's request, from time to time, the Insured shall provide to the Company a copy of the form of each Primary Policy under which it obtains coverage.

1.32

"Per Loan Loss Percentage" means the indicated percentage as set forth for a Loan on the applicable Certificate.

B.

The following additional exclusions from coverage contained in new Sections 4.11 and 4.12 are added to the Policy:

4.11

Coverage Required Under Primary Policy — Any Claim, if for any reason coverage under a Primary Policy described in Section 5.14 was not in effect at the time of conveyance of the Property as described in Section 6.1 of this Policy.

4.12

Payment of the Full Benefit of the Primary Policy — Any portion of any Claim for Loss to the extent the Insured under the related Primary Policy has not received the amount of the full benefit of the percentage option claim payment under the Primary Policy (irrespective of the reason or cause, including insolvency of the Primary Policy insurer or failure of the Insured to comply with the terms and conditions of the Primary Policy), assuming that all the terms and conditions of the Primary Policy were fully complied with.

C.

Section 5.8 is amended by adding a new subparagraph (f) as follows:

f.

A copy of the claim and evidence of the payment of, and any adjustments to, the claim under the Primary Policy, and other information related to such Primary Policy as the Company may reasonably request.

D.

The following additional condition precedent to payment of Claim, in new Section 5.14, is added to the Policy:

5.14

Coverage Required Under Primary Policy — Except as hereinafter provided, the Insured shall have coverage in full force and effect under a Primary Policy at the time of conveyance of the Property as described in Section 6.1 of this Policy, which provides coverage against loss resulting from a Borrower's Default. The Primary Policy shall, as a minimum, provide coverage on the principal amount of the Loan for those Loans as set forth on the applicable Certificate and in at least the coverage percent as set forth on such Certificate.

Coverage of a Loan under a Primary Policy must remain in force until cancellation thereof is required under applicable law.

E.

The first paragraph of Section 6.1 is deleted in its entirety and replaced with the following:

The Insured must submit and settle its claim under a Primary Policy before a Claim on such Loan may be filed under this Policy, and the Insured shall file a Claim after, but no later than sixty (60) days following, the conveyance to the Insured of Borrower's Title to the Property, and the settlement of the claim under the Primary Policy, whichever is later. If the Insured is not required to have Borrower's Title to file a Claim for a reason described in Section 5.9, then, for purposes of the preceding requirements in which reference is made to a period of sixty (60) days following the conveyance to the Insured of Borrower's Title to the Property, in lieu of such reference shall be substituted, as applicable, (a) sixty (60) days after the Property is conveyed in a pre-foreclosure sale, at the foreclosure sale, or by exercise of the rights of redemption or (b) the time specified by Section 5.3. If the Insured fails to file a Claim within the applicable time, the Insured will not be entitled to, and the Company will not be obligated for, any payment under this Policy for amounts, including additional interest and expenses, which would otherwise be claimable, but which accrue or are incurred after the sixty (60) day period for filing of a Claim.

F.

The introduction to Section 6.2 is deleted in its entirety and replaced with the following:

6.2

Calculation of Claim Amount --- Subject to Sections 7.5 and 5.3, and the requirement for a Primary Policy, if any, the Claim Amount will be an amount equal to the sum of:

G.

Section 6.2 is amended by deleting "and" after subparagraph (iv) and inserting "; and" in place of the period at the end of (v), and by adding a new subparagraph (vi) as follows:

(vi).

The greater of the amount of any claim payment pursuant to a Primary Policy which the Insured received, or which the Insured should have received in order for the exclusion under Section 4.12 of this Policy not to have applied.

H.

Section 6.3(b) is deleted in its entirety and replaced with the following:

b.

Per Loan Loss Percentage Option. In the event the Company does not acquire the Property, allow the Insured to retain all rights and title to the Property and pay to the Insured as the Loss the lesser of: (i) the difference between the Claim Amount calculated in accordance with Section 6.2 and the amount realized by the Insured pursuant to its sale, if any, of the Property as provided in Section 5.10 and (ii) the Per Loan Loss Percentage option which shall be calculated by multiplying the applicable Per Loan Loss Percentage for such Loan times the Claim Amount (without any reduction for the Primary Policy claim payment pursuant to Section 6.2(vi)). However, if prior to the Company's payment of the Loss, a third party acquires title to the Property at the foreclosure sale or a Borrower redeems the Property (unless such acquisition or redemption occurs because the Insured failed to bid as provided in Section 5.11), then the Company shall pay the lesser of: (i) the Per Loan Loss Percentage option amount described above; or (ii) the difference between the Claim Amount and the amount realized by the Insured at the foreclosure sale or redemption; or

I.

The following is added at the end of Section 6.3:

Without limiting the requirements and conditions to filing and payment of a Claim contained in this Policy, if the Property has been acquired by the insurer under a Primary Policy, no Loss shall be payable under this Policy. For purposes of this Policy any references to "percentage guaranty option" shall be to the "Per Loan Loss Percentage guaranty option".

II.

Other Provisions

A.

Section 1.13 of the Policy is deleted in its entirety and replaced with the following:

1.13

Insured means:

a.

The Person designated on the face of this Policy; or

b.

Any Person to whom coverage has been assigned as permitted by Section 3.5 resulting in a change in the Insured named on a Certificate in accordance with this Policy.

B.

Section 2.4 and all references thereto in the Policy are deleted in their entirety. C. Section 2.6a. of the Policy is amended to read in its entirety as follows:

a.

The Company must give the Insured prior notice of the due date for payment of the applicable premium payable for coverage of all Loans insured under this Policy. The entire premium for all Loans must be paid within a forty-five (45) day grace period (or such longer grace period generally allowed by the Company) after the due date for payment, except that if a Default on a Loan occurs between the last date through which the applicable monthly renewal premium has been paid and the end of such grace period, the Insured shall not be required to pay monthly renewal premiums in connection with such Loan, and coverage of such Default will continue, while such Default exists. If such Default is not cured and results in a Claim, such unpaid monthly renewal premiums through the renewal month in which such Default occurred shall be paid as provided in Section 6.3 by deduction from the Loss.

Upon payment of the entire premium for all Loans within such grace period, this Policy will be in effect for the applicable period of coverage and a Default on a Loan occurring within said grace period which is not cured, and which results in a Claim being filed, will be covered.

If a Default occurs prior to the date through which the entire premium for all Loans has been paid, and if such Default is not cured and results in a Claim being filed, such Default shall remain covered and no further premium on such Loan in Default shall be due in order to maintain coverage of such Default. If such Default is cured, all monthly renewal premiums not paid during the period of Default shall be payable (unless previously paid by the Insured) within forty-five (45) days or such longer period generally allowed by the Company after notice from the Company in order to continue coverage.

If the entire premium for all Loans is not paid within the grace period, at the option of the Company, the coverage of this Policy and the Company's liability as to all Loans will terminate effective as of 12:01 a.m. on the first day following the date through which the applicable premium has been paid and as a result, any existing or future Defaults on any of the Loans will not be covered under this Policy.

Notwithstanding the foregoing, the Insured shall remain obligated to continue coverage in effect and pay any premium which is due, as required by Section 2.8 of this Policy.

D.

Section 2.8 is amended to read in its entirety as follows:

2.8

Cancellation by the Insured of a Certificate --- Notwithstanding any provision to the contrary in this Policy, the Insured shall be obligated to maintain coverage of a Certificate for a Loan and to pay corresponding premiums for continuation of such coverage for each month or partial month coverage is in effect unless or until (a) the Loan is paid in full or (b) the ratio of the outstanding principal balance of the Loan to the Value (as defined in Section 1.26 of the Policy) of the Property securing the Loan is at least five (5) percentage points less than the Original LTV minus the percentage of coverage for such Loan under this Policy or (c) if otherwise permitted in writing by the Company. Subject to the foregoing obligation of the Insured to maintain coverage, the Insured may obtain cancellation of coverage on a Loan by making a written request to the Company for cancellation of coverage on the Loan. However, no refund will be paid upon cancellation of coverage on a Loan. Cancellation of coverage on a Loan will not cancel this Policy.

E.

Section 3.5 is amended to read in its entirety as follows:

3.5

Change of Insured --- Change of Insured shall only be allowed if advance written approval is obtained from the Company (which approval shall be in the sole and absolute discretion of the Company). If the Company approves the change of Insured, the Company shall, thereafter, change its records to identify the new Insured for such Loan.

F.

With reference to the Master Reporting Program Endorsement (Form #71-7139 (8/94)):

1.

In the first sentence of Section 2.1 the word "makes" is deleted and replaced with "submits for coverage under this Policy" and in the second sentence of Section 2.1, after the word "makes" is inserted "or purchases".

2.

In Section 2.2 (b), the word "contained" is inserted before "in the Loan File" and the words "by the Insured" are deleted; and in the first sentence of the second paragraph of Section 2.2, after the words "Certificate or" and before "Loan File" is inserted "contained in the".

3.

Section 2.4 and all references thereto in the Policy are deleted in their entirety.

All terms capitalized will have the meanings set forth in the Policy, except as otherwise defined herein. Nothing herein contained will be held to vary, alter, waive or extend any of the terms and conditions of the Policy, or any amendments thereto, except as expressly set forth above.

Mortgage Guaranty Insurance Corporation MGIC 250 E. Kilbourn Avenue P.O. Box 488, Milwaukee, Wisconsin 53201-0488

Endorsement to Mortgage Guaranty Master Policy (Incontestability for Master Reporting Program)

Policy Issued To:	Attached to and Forming Part of Master Policy Number:
Deutsche Bank National Trust Co. as Trustee for the	04-400-4-8628
Structured Asset Investment Loan Trust Mortgage
Pass-Through Certificates Series 2004-1
1761 East St. Andrew Place	Effective Date of Policy:
Santa Ana, California 92705-4934	January 1, 2004

The purpose of this Endorsement is to amend terms and conditions of the Master Program Reporting Endorsement (Form #71-7139 (8/94)) to the Mortgage Guaranty Master Policy (Form #71-7135 8/94)) as it relates to Section 2.4 of such Policy. An Insured will be entitled to submit Loans for insurance subject to this Endorsement unless this Endorsement is revoked by the Company. The Company reserves the right to revoke this Endorsement for future mortgage loans submitted to it, effective upon written notice to the Insured. This Endorsement will apply only to a Loan which is underwritten by the Insured in accordance with the Policy, as amended by the Company's Master Reporting Program (Delegated Underwriting Program). To the extent of any inconsistency or conflict between the terms of the Policy, as so amended, and this Endorsement, this Endorsement will control. The terms and conditions of the Policy, as so amended, shall apply to a Loan insured under this Endorsement, but with the Policy amended by adding, deleting, or amending the following terms and conditions, as indicated.

Notwithstanding that under any other endorsement to the Policy Section 2.4 of the Policy and of the Master Reporting Program Endorsement (Form #71-7139 (8/94)) have been deleted, Section 2.4 of the Master Reporting Program Endorsement is replaced in its entirety with the following:

2.4

Incontestability for Certain Misrepresentations --- Notwithstanding Sections 2.2 or 2.3, no Claim for Loss will be denied or adjusted, nor will the Certificate's coverage be rescinded or canceled, by reason of any misrepresentations (whether by statements made or omitted) contained in a Transmittal or the related Loan File, provided that all of the following requirements, conditions and circumstances, to the extent not waived in writing at the option of the Company, are satisfied:

a.

The misrepresentation must not have been knowingly made, or knowingly participated in, by:

1.

The Insured or any other Person which originated the Loan; or

2.

Any other of the following Persons:

i)

appraiser, correspondent lender, mortgage loan broker or other intermediary underwriting or processing the Loan on behalf of the Insured or any other Person which originated the Loan; or

ii)

escrow or closing agents, or any other agent of, or broker for, the Insured or any other Person which originated the Loan acting with respect to the Loan or the related Property transaction.

b.

The Borrower must have made twelve (12) consecutive full installment payments of principal, interest and impound or escrow amounts in the amounts as called for by the Loan, and all of those payments must have been made from the Borrower's own funds.

A payment will be considered to be "consecutive" only if it is made prior to the date the next scheduled installment becomes due. The "Borrower's own funds" will include any funds used by the Borrower for the purpose of making installment payments, but will not include funds provided directly or indirectly by any Person (other than the Borrower) who is or was a party to the Loan or to the related Property transaction, unless expressly set forth in the Transmittal.

c.

This Section 2.4 will not apply to a Certificate if within twelve (12) months before or after a material misrepresentation by a Borrower or other Person (other than those Persons identified in Section 2.4(a)), there are one or more material misrepresentations in an Application or Transmittal (i) with respect to three (3) or more other mortgage loans insured at any time by the Company for the Insured or any other lender and (ii) which result from the direct or indirect acts or omissions of the same Borrower or same other Person (including any other Person acting directly or indirectly in concert).

d.

This Section 2.4 shall not be construed to limit the applicability of Section 4.4(b) to a misrepresentation which is subject to this Section 2.4.

e.

The Company's payment of a Claim will not limit any rights which the Company has against the Borrower or any other Person (other than the Insured) for any misrepresentation.

All terms capitalized will have the meanings set forth in the Policy, except as otherwise defined herein. Nothing herein contained will be held to vary, alter, waive or extend any of the terms and conditions of the Policy, or any amendments thereto, except as expressly set forth above.

Mortgage Guaranty Insurance Corporation 250 East Kilbourn Avenue P.O. Box 488, Milwaukee, Wisconsin 53201-0488	MGIC

Endorsement to Mortgage Guaranty Master Policy

___________________________________________________________________________________________________________

Policy Issued To:	Attached to and Forming Pat of Master Policy Number:
Deutsche Bank National Trust Co. as Trustee for the	04-400-4-8628
Structured Asset Investment Loan Trust Mortgage
Pass-Through Certificates Series 2004-1
1761 East St. Andrew Place	Effective Date of Policy:
Santa Ana, California 92705-4934	January 1, 2004

Security: Structured Asset Investment Loan Trust Mortgage Pass-Through Certificates Series 2004-1

_____________________________________________________________________________________________________________

The purpose of this Endorsement is to amend certain terms and conditions of the Policy as provided herein with respect to all Loans insured under it. To the extent of any inconsistency or conflict between the terms of the Policy and this Endorsement, this Endorsement will control. The terms and conditions of the Policy shall apply to a Loan, but with the Policy amended by adding the following new Section 2.15 to the Policy:

2.15

Cancellation of Policy and Coverage of Loans Upon Termination of Security or Removal of Loans from Security --Except as otherwise specified below, in the event that (a) the bonds, certificates or other security instruments designated or referred to in this Policy as the Security are redeemed, paid in full, cancelled or otherwise terminated, or the trust created in connection with the issuance of the Security is terminated for any reason (individually, a "Redemption"), or (b) there are no longer any Loans that are security for, or represented by, the Security, this Policy and the coverage of all Loans under this Policy shall automatically be terminated effective upon such event, without further action being required by either the Insured or the Company.  In the event of either (a) or (b) above, a Default on any Loan existing at the time of such termination and any future Default on a Loan will not be covered under this Policy.

The Insured shall notify the Company within thirty (30) days after the occurrence of either (a) or (b) above. The provisions of this Section 2.15 shall control, notwithstanding the right of the Insured to cancel coverage on some or all of the Loans and the exercise of such right by the Insured.  No refund will be paid upon cancellation of this Policy and coverage of Loans under this Section 2.15.

Notwithstanding the foregoing, coverage of Loans insured under the Policy shall not automatically terminate in the event of a Redemption, if all of the Loans then insured under the Policy, including, but not limited to, all such Loans then in Default, are purchased by Lehman Brothers, by any successor to Lehman Brothers by virtue of merger or consolidation, or by an affiliate of Lehman Brothers or of such successor to Lehman Brothers within thirty (30) days after the effective date of the Redemption. For this purpose, the term “affiliate” shall mean any entity which directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with Lehman Brothers.  For purposes of this definition, “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of Lehman Brothers or of such entity, whether through equity ownership, by contract or otherwise.

All terms capitalized will have the meanings set forth in the Policy, except as otherwise defined herein. Nothing herein contained will be held to vary, alter, waive or extend any of the terms and conditions of the Policy, or any amendments thereto, except as expressly set forth above.

Mortgage Guaranty Insurance Corporation 250 E. Kilbourn Avenue P.O. Box 488, Milwaukee, Wisconsin 53201	MGIC

Certificate (Covering Multiple Loans)

______________________________________________________________________________________________________________________

Mortgage Guaranty Insurance Corporation, 250 E. Kilbourn Avenue/P.O. Box 488, Milwaukee, Wisconsin 53201-0488 (the "Company"), hereby agrees to pay to the Insured any Loss due to the Default by a Borrower on any Loan identified on the attached schedule, subject to the terms and conditions of the Master Policy identified below, and in reliance on the Insured's Application or Transmittal for insurance.

Insured’s Information	Coverage Information

Insured Name and Mailing Address:	Certificate Issuance Date: January 29, 2004
Deutsche Bank National Trust Co. as Trustee for the	Certificate Effective Date: January 1, 2004
Structured Asset Investment Loan Trust Mortgage	Number of Loans Insured: 1,103
Pass-Through Certificates Series 2004-1	Aggregate Insured Amount of Loans: $194,196,948.24
1761 East St. Andrew Place	Coverage Amount on Each loan: See attached
Santa Ana, California 92705-4934	Schedule

Master Policy Information
Master Policy Number: 04-400-4-8628	Premium Information
Applicable Endorsements: #71-7139(8/94)	Premium Rate: See attached schedule
#71-70194(7/03)	Premium Type: Monthly
#71-70165(2/01)	Premium Refundability: Non-refundable
#71-70247(8/03)	Renewal Option: Declining
Premium Source: Non-Borrower Paid

Notes

_________________________________________________________________________________________________

•

The attached schedule contains a summary of coverage and premium information on a loan-by-loan basis and the schedule is incorporated herein and constitutes a part of this Certificate.

•

For Loans secured by properties located in Kentucky or West Virginia, the premium rates identified on the attached schedule do not include any applicable state and local premium taxes which may be due and required to be paid by the Insured, and which will be billed by the Company to the Insured.

•

Pursuant to Section 2.07(a) of the Master Policy, this Certificate becomes effective without the Insured's execution or return of same.

•

In issuing this Certificate, the Company has relied upon certain information and data received from or on behalf of the Insured, including, but not limited to, information and data contained in one or more electronic file transfers to the Company, as well as information and data summarized in a letter from MGIC to the Insured and any such other parties identified in such letter.  Such information and data and a copy of such letter are attached to this Certificate.

•

All capitalized terms used herein shall have the meaning assigned to such terms in the Master Policy.

INSURED CERTIFICATION: By tendering the initial premium, the Insured certifies that: 1) each of the Loans identified on the attached schedule has been closed; 2) Loan information set forth on the attached schedule or any other attachments to this Certificate is true and correct and the Company can rely on it in extending coverage to the Loans; 3) none of the Loans is in Default as of its Certificate Effective Date; and 4) as of the Certificate Issuance Date set forth above, the Insured had no knowledge of any material changes in any statement or representation contained in the Application or Transmittal for this insurance.

MGIC Master Policy 04-400-4-8628 Certificate Schedule	MGIC

							MGIC
	ALoan	Amount of		Amount of	Loan	Premium	Certificate
	Number	Insurable Loan	LTV	Coverage	Type	Rate (bps)	Number

1	14564926	$ 164,629.36	95.00	37	ARM	205	to be assigned
2	15549827	$ 196,320.05	85.00	30	ARM	205	to be assigned
3	17049677	$ 113,306.92	90.00	34	ARM	205	to be assigned
4	17049792	$ 266,400.00	90.00	34	Fixed	135	to be assigned
5	17049842	$ 337,499.70	90.00	34	ARM	205	to be assigned
6	17050006	$ 199,584.37	87.91	32	ARM	205	to be assigned
7	17050030	$ 177,829.68	90.00	34	ARM	205	to be assigned
8	17050097	$ 269,017.44	90.00	34	ARM	205	to be assigned
9	17051715	$ 313,683.09	85.00	30	ARM	205	to be assigned
10	17070947	$ 292,573.11	85.00	30	ARM	205	to be assigned
11	17071044	$ 169,589.75	85.00	30	ARM	205	to be assigned
12	17071291	$ 201,994.20	90.00	34	ARM	205	to be assigned
13	17071648	$ 173,831.53	85.00	30	ARM	205	to be assigned
14	17071663	$ 314,689.71	95.00	37	ARM	205	to be assigned
15	17071697	$ 276,918.18	90.00	34	ARM	205	to be assigned
16	17072133	$ 262,841.82	85.00	30	ARM	205	to be assigned
17	17072307	$ 227,161.55	90.00	34	ARM	205	to be assigned
18	17077942	$ 290,700.00	90.00	34	ARM	205	to be assigned
19	108948514	$ 60,892.82	90.00	34	ARM	205	to be assigned
20	109864959	$ 118,585.01	85.00	30	Fixed	135	to be assigned
21	110050267	$ 58,552.46	86.25	31	ARM	205	to be assigned
22	110055639	$ 38,605.22	90.00	34	ARM	205	to be assigned
23	110058732	$ 88,993.01	85.00	30	ARM	205	to be assigned
24	110058781	$ 328,878.54	85.00	30	ARM	205	to be assigned
25	110060522	$ 400,000.00	84.21	29	ARM	205	to be assigned
26	110061033	$ 258,055.06	90.00	34	ARM	205	to be assigned
27	110102233	$ 111,987.31	85.00	30	ARM	205	to be assigned
28	110104460	$ 373,405.41	85.00	30	ARM	205	to be assigned
29	110104841	$ 207,305.23	83.53	29	ARM	205	to be assigned
30	110105723	$ 187,200.00	90.00	34	ARM	205	to be assigned
31	110105764	$ 210,333.24	85.00	30	Fixed	135	to be assigned
32	110254810	$ 133,229.21	85.00	30	ARM	205	to be assigned
33	110352150	$ 216,534.41	90.00	34	ARM	205	to be assigned
34	110352176	$ 84,999.78	90.00	34	ARM	205	to be assigned
35	110352184	$ 56,166.44	90.00	34	ARM	205	to be assigned
36	110352192	$ 226,181.54	90.00	34	Fixed	135	to be assigned
37	110352218	$ 107,771.12	90.00	34	Fixed	135	to be assigned
38	110352242	$ 87,163.17	90.00	34	Fixed	135	to be assigned
39	110352267	$ 127,577.79	90.00	34	ARM	205	to be assigned
40	110352325	$ 77,392.13	90.00	34	ARM	205	to be assigned
41	110352366	$ 181,403.98	84.60	30	Fixed	135	to be assigned
42	110352390	$ 395,230.63	85.00	30	Fixed	135	to be assigned
43	110352507	$ 73,826.17	90.00	34	ARM	205	to be assigned
44	110352523	$ 91,800.00	90.00	34	ARM	205	to be assigned

MGIC Master Policy 04-400-4-8628 Certificate Schedule	MGIC

							MGIC
	ALoan	Amount of		Amount of	Loan	Premium	Certificate
	Number	Insurable Loan	LTV	Coverage	Type	Rate (bps)	Number

45	110352549	$ 136,900.00	100.00	40	ARM	205	to be assigned
46	110352564	$ 200,239.02	90.00	34	Fixed	135	to be assigned
47	110352572	$ 134,723.64	88.64	33	Fixed	135	to be assigned
48	110352598	$ 110,700.00	90.00	34	ARM	205	to be assigned
49	110352689	$ 64,657.85	90.00	34	Fixed	135	to be assigned
50	110352697	$ 130,235.00	90.00	34	Fixed	135	to be assigned
51	110352705	$ 104,298.70	95.00	37	Fixed	135	to be assigned
52	110352713	$ 44,416.28	85.00	30	ARM	205	to be assigned
53	110352747	$ 225,643.19	87.62	32	ARM	205	to be assigned
54	110352838	$ 107,769.12	90.00	34	ARM	205	to be assigned
55	110352853	$ 354,600.00	90.00	34	ARM	205	to be assigned
56	110352879	$ 112,200.00	85.00	30	ARM	205	to be assigned
57	110352887	$ 215,452.98	90.00	34	ARM	205	to be assigned
58	110352903	$ 123,472.75	90.00	34	Fixed	135	to be assigned
59	110352911	$ 358,200.00	90.00	34	Fixed	135	to be assigned
60	110352978	$ 164,000.00	84.10	29	ARM	205	to be assigned
61	110353018	$ 364,393.95	90.00	34	Fixed	135	to be assigned
62	110353117	$ 75,467.82	90.00	34	Fixed	135	to be assigned
63	110353125	$ 63,899.35	90.00	34	ARM	205	to be assigned
64	110353190	$ 89,542.20	90.00	34	ARM	205	to be assigned
65	110353208	$ 169,200.00	90.00	34	ARM	205	to be assigned
66	110353216	$ 46,255.11	90.00	34	ARM	205	to be assigned
67	110353232	$ 246,599.99	90.00	34	ARM	205	to be assigned
68	110353240	$ 131,475.47	85.00	30	Fixed	135	to be assigned
69	110353315	$ 373,392.02	90.00	34	Fixed	135	to be assigned
70	110353331	$ 133,913.75	90.00	34	Fixed	135	to be assigned
71	110353364	$ 295,583.53	90.00	34	ARM	205	to be assigned
72	110353455	$ 172,567.84	88.72	33	Fixed	135	to be assigned
73	110353471	$ 292,500.00	90.00	34	ARM	205	to be assigned
74	110353539	$ 120,342.98	87.39	32	Fixed	135	to be assigned
75	110353570	$ 121,183.59	90.00	34	ARM	205	to be assigned
76	110353596	$ 118,097.76	90.00	34	Fixed	135	to be assigned
77	110353653	$ 71,002.28	85.00	30	ARM	205	to be assigned
78	110353687	$ 124,675.56	85.00	30	ARM	205	to be assigned
79	110353729	$ 234,000.00	90.00	34	ARM	205	to be assigned
80	110353737	$ 313,720.55	85.00	30	Fixed	135	to be assigned
81	110353828	$ 180,000.00	90.00	34	ARM	205	to be assigned
82	110353836	$ 371,000.00	84.99	30	ARM	205	to be assigned
83	110353844	$ 331,102.60	90.00	34	ARM	205	to be assigned
84	110353851	$ 83,300.00	85.00	30	ARM	205	to be assigned
85	110353869	$ 70,072.82	90.00	34	ARM	205	to be assigned
86	110353877	$ 318,195.04	95.00	37	ARM	205	to be assigned
87	110353885	$ 44,918.05	90.00	34	ARM	205	to be assigned
88	110353901	$ 139,089.87	90.00	34	ARM	205	to be assigned

MGIC Master Policy 04-400-4-8628 Certificate Schedule	MGIC

							MGIC
	ALoan	Amount of		Amount of	Loan	Premium	Certificate
	Number	Insurable Loan	LTV	Coverage	Type	Rate (bps)	Number

89	110353919	$ 83,052.65	90.00	34	ARM	205	to be assigned
90	110353927	$ 154,672.99	80.73	26	Fixed	135	to be assigned
91	110353950	$ 180,594.49	89.60	34	Fixed	135	to be assigned
92	110353976	$ 148,205.09	90.00	34	ARM	205	to be assigned
93	110354008	$ 62,050.00	85.00	30	ARM	205	to be assigned
94	110354016	$ 60,350.00	85.00	30	ARM	205	to be assigned
95	110354024	$ 51,000.00	85.00	30	ARM	205	to be assigned
96	110354065	$ 399,196.59	89.89	34	Fixed	135	to be assigned
97	110354099	$ 124,728.20	82.78	28	Fixed	135	to be assigned
98	110354123	$ 133,810.26	85.00	30	ARM	205	to be assigned
99	110354172	$ 146,783.57	85.00	30	ARM	205	to be assigned
100	110354198	$ 53,442.57	85.00	30	ARM	205	to be assigned
101	110354214	$ 89,100.00	90.00	34	ARM	205	to be assigned
102	110354248	$ 132,000.00	88.00	32	Fixed	135	to be assigned
103	110354263	$ 56,583.33	90.00	34	ARM	205	to be assigned
104	110354271	$ 222,391.91	89.20	33	Fixed	135	to be assigned
105	110354313	$ 160,420.34	90.00	34	ARM	205	to be assigned
106	110354362	$ 51,222.05	90.00	34	Fixed	135	to be assigned
107	110354370	$ 74,669.93	85.00	30	ARM	205	to be assigned
108	110354438	$ 256,049.41	95.00	37	ARM	205	to be assigned
109	110354453	$ 56,003.45	85.00	30	ARM	205	to be assigned
110	110354461	$ 58,398.29	90.00	34	ARM	205	to be assigned
111	110354479	$ 105,917.75	90.00	34	ARM	205	to be assigned
112	110354511	$ 213,357.36	90.00	34	Fixed	135	to be assigned
113	110354529	$ 125,717.69	90.00	34	ARM	205	to be assigned
114	110354552	$ 391,500.00	90.00	34	ARM	205	to be assigned
115	110354586	$ 99,899.21	90.00	34	Fixed	135	to be assigned
116	110354602	$ 125,900.00	89.99	34	ARM	205	to be assigned
117	110354644	$ 44,472.53	90.00	34	ARM	205	to be assigned
118	110354651	$ 44,921.76	90.00	34	ARM	205	to be assigned
119	110354719	$ 211,824.23	85.00	30	ARM	205	to be assigned
120	110354727	$ 467,415.00	85.00	30	ARM	205	to be assigned
121	110354735	$ 179,481.38	90.00	34	ARM	205	to be assigned
122	110354743	$ 175,639.41	95.00	37	ARM	205	to be assigned
123	110354768	$ 216,000.00	90.00	34	ARM	205	to be assigned
124	110354834	$ 158,355.00	90.00	34	ARM	205	to be assigned
125	110354842	$ 147,584.37	85.00	30	ARM	205	to be assigned
126	110354958	$ 108,791.00	85.00	30	ARM	205	to be assigned
127	110355047	$ 301,750.00	85.00	30	ARM	205	to be assigned
128	110355096	$ 162,000.00	90.00	34	ARM	205	to be assigned
129	110355146	$ 141,562.91	85.00	30	Fixed	135	to be assigned
130	110355161	$ 80,139.67	95.00	37	Fixed	135	to be assigned
131	110355187	$ 367,000.00	84.95	30	Fixed	135	to be assigned
132	110355260	$ 97,580.05	85.00	30	Fixed	135	to be assigned

MGIC Master Policy 04-400-4-8628 Certificate Schedule	MGIC

							MGIC
	ALoan	Amount of		Amount of	Loan	Premium	Certificate
	Number	Insurable Loan	LTV	Coverage	Type	Rate (bps)	Number

133	110355286	$ 447,402.00	85.00	30	ARM	205	to be assigned
134	110355419	$ 119,756.42	100.00	40	Fixed	135	to be assigned
135	110355492	$ 193,500.00	90.00	34	ARM	205	to be assigned
136	110355500	$ 235,000.00	100.00	40	Fixed	135	to be assigned
137	110355526	$ 365,500.00	85.00	30	ARM	205	to be assigned
138	110355542	$ 53,883.75	90.00	34	ARM	205	to be assigned
139	110355567	$ 369,011.70	90.00	34	ARM	205	to be assigned
140	110355633	$ 140,725.61	84.94	30	Fixed	135	to be assigned
141	110355658	$ 107,264.82	90.00	34	ARM	205	to be assigned
142	110355690	$ 157,396.24	95.00	37	ARM	205	to be assigned
143	110355724	$ 279,733.53	85.00	30	ARM	205	to be assigned
144	110355740	$ 152,610.27	90.00	34	ARM	205	to be assigned
145	110355757	$ 139,154.94	90.00	34	ARM	205	to be assigned
146	110355807	$ 98,446.26	85.00	30	ARM	205	to be assigned
147	110355823	$ 265,487.63	95.00	37	Fixed	135	to be assigned
148	110355880	$ 164,591.06	82.50	28	ARM	205	to be assigned
149	110355955	$ 199,454.63	81.63	27	Fixed	135	to be assigned
150	110355989	$ 145,918.37	85.00	30	Fixed	135	to be assigned
151	110355997	$ 265,253.06	85.00	30	Fixed	135	to be assigned
152	110356003	$ 121,893.85	88.34	33	Fixed	135	to be assigned
153	110356037	$ 281,689.81	90.00	34	ARM	205	to be assigned
154	110356045	$ 76,161.97	90.00	34	ARM	205	to be assigned
155	110356110	$ 221,000.00	85.00	30	ARM	205	to be assigned
156	110356151	$ 339,309.63	85.00	30	Fixed	135	to be assigned
157	110356169	$ 77,048.99	85.00	30	Fixed	135	to be assigned
158	110356185	$ 164,050.00	85.00	30	ARM	205	to be assigned
159	110356243	$ 294,300.00	90.00	34	ARM	205	to be assigned
160	110356250	$ 102,993.39	85.00	30	Fixed	135	to be assigned
161	110356383	$ 202,410.00	90.00	34	ARM	205	to be assigned
162	110356409	$ 76,372.37	90.00	34	Fixed	135	to be assigned
163	110356417	$ 41,342.79	90.00	34	ARM	205	to be assigned
164	110356466	$ 50,752.85	90.00	34	ARM	205	to be assigned
165	110356474	$ 225,000.00	90.00	34	ARM	205	to be assigned
166	110356516	$ 89,074.53	85.00	30	ARM	205	to be assigned
167	110356540	$ 382,500.00	85.00	30	ARM	205	to be assigned
168	110356557	$ 169,200.00	90.00	34	ARM	205	to be assigned
169	110356565	$ 149,670.56	100.00	40	Fixed	135	to be assigned
170	110356664	$ 68,287.05	95.00	37	ARM	205	to be assigned
171	110356698	$ 306,000.00	85.00	30	ARM	205	to be assigned
172	110356706	$ 132,000.62	90.00	34	ARM	205	to be assigned
173	110356714	$ 132,000.62	90.00	34	ARM	205	to be assigned
174	110356755	$ 64,602.94	90.00	34	Fixed	135	to be assigned
175	110356821	$ 73,957.66	82.42	28	Fixed	135	to be assigned
176	110356839	$ 301,500.00	90.00	34	ARM	205	to be assigned

MGIC Master Policy 04-400-4-8628 Certificate Schedule	MGIC

							MGIC
	ALoan	Amount of		Amount of	Loan	Premium	Certificate
	Number	Insurable Loan	LTV	Coverage	Type	Rate (bps)	Number

177	110356847	$ 88,004.37	90.00	34	ARM	205	to be assigned
178	110356854	$ 342,064.71	89.96	34	Fixed	135	to be assigned
179	110356896	$ 153,555.18	90.00	34	Fixed	135	to be assigned
180	110356938	$ 211,994.97	85.00	30	Fixed	135	to be assigned
181	110356946	$ 79,990.84	84.37	29	Fixed	135	to be assigned
182	110356979	$ 64,677.68	90.00	34	Fixed	135	to be assigned
183	110356987	$ 289,000.00	85.00	30	ARM	205	to be assigned
184	110357084	$ 61,200.00	90.00	34	ARM	205	to be assigned
185	110357100	$ 299,229.81	89.61	34	Fixed	135	to be assigned
186	110357142	$ 228,456.12	100.00	40	Fixed	135	to be assigned
187	110357175	$ 78,677.55	95.00	37	ARM	205	to be assigned
188	110357225	$ 201,356.78	85.00	30	ARM	205	to be assigned
189	110367737	$ 214,524.07	86.00	31	Fixed	135	to be assigned
190	110367869	$ 191,702.68	83.48	29	ARM	205	to be assigned
191	110367992	$ 90,825.43	88.35	33	Fixed	135	to be assigned
192	110368370	$ 64,855.82	81.25	27	ARM	205	to be assigned
193	110368388	$ 50,079.08	85.00	30	Fixed	135	to be assigned
194	110368875	$ 53,636.39	90.00	34	Fixed	135	to be assigned
195	110369055	$ 101,757.39	81.60	27	ARM	205	to be assigned
196	110369147	$ 242,439.64	85.00	30	ARM	205	to be assigned
197	110369170	$ 254,418.38	85.00	30	ARM	205	to be assigned
198	110369428	$ 373,266.31	85.00	30	ARM	205	to be assigned
199	110369816	$ 155,545.40	94.55	37	Fixed	135	to be assigned
200	110369956	$ 271,141.86	85.00	30	ARM	205	to be assigned
201	110370525	$ 183,465.96	81.78	27	Fixed	135	to be assigned
202	110370939	$ 144,080.61	82.57	28	ARM	205	to be assigned
203	110371283	$ 105,152.76	85.00	30	ARM	205	to be assigned
204	110371549	$ 193,008.43	83.41	29	Fixed	135	to be assigned
205	110371820	$ 56,558.89	85.00	30	Fixed	135	to be assigned
206	110371945	$ 106,813.15	85.00	30	Fixed	135	to be assigned
207	110373172	$ 120,415.81	85.00	30	ARM	205	to be assigned
208	110373388	$ 245,061.78	90.00	34	ARM	205	to be assigned
209	110373552	$ 320,562.03	85.00	30	Fixed	135	to be assigned
210	110373818	$ 127,470.64	90.00	34	ARM	205	to be assigned
211	110374055	$ 301,033.90	89.35	33	ARM	205	to be assigned
212	110374238	$ 127,055.44	85.00	30	ARM	205	to be assigned
213	110374683	$ 255,657.64	90.00	34	Fixed	135	to be assigned
214	110374733	$ 114,742.35	87.12	32	ARM	205	to be assigned
215	110374790	$ 66,224.17	90.00	34	ARM	205	to be assigned
216	110375003	$ 59,290.04	90.00	34	ARM	205	to be assigned
217	110375110	$ 97,561.29	85.00	30	ARM	205	to be assigned
218	110375391	$ 381,659.98	90.00	34	ARM	205	to be assigned
219	110375466	$ 98,798.98	90.00	34	ARM	205	to be assigned
220	110376118	$ 63,773.74	90.00	34	ARM	205	to be assigned

MGIC Master Policy 04-400-4-8628 Certificate Schedule	MGIC

							MGIC
	ALoan	Amount of		Amount of	Loan	Premium	Certificate
	Number	Insurable Loan	LTV	Coverage	Type	Rate (bps)	Number

221	110376324	$ 339,238.27	85.00	30	ARM	205	to be assigned
222	110376498	$ 71,493.67	81.54	27	ARM	205	to be assigned
223	110376662	$ 61,907.62	90.00	34	ARM	205	to be assigned
224	110376852	$ 35,952.32	90.00	34	Fixed	135	to be assigned
225	110376928	$ 135,580.02	90.00	34	Fixed	135	to be assigned
226	110377017	$ 355,128.22	94.75	37	ARM	205	to be assigned
227	110377074	$ 289,491.09	90.00	34	ARM	205	to be assigned
228	110377132	$ 275,216.35	89.03	33	ARM	205	to be assigned
229	110377280	$ 101,767.99	85.00	30	ARM	205	to be assigned
230	110377710	$ 193,020.42	90.00	34	ARM	205	to be assigned
231	110377744	$ 74,495.90	90.00	34	Fixed	135	to be assigned
232	110377835	$ 33,941.47	85.00	30	ARM	205	to be assigned
233	110377967	$ 37,741.35	90.00	34	ARM	205	to be assigned
234	110377983	$ 238,184.48	89.80	34	Fixed	135	to be assigned
235	110378098	$ 42,667.82	90.00	34	ARM	205	to be assigned
236	110378171	$ 169,718.90	90.00	34	ARM	205	to be assigned
237	110378205	$ 118,516.34	84.99	30	ARM	205	to be assigned
238	110378304	$ 166,525.77	90.00	34	ARM	205	to be assigned
239	110378437	$ 302,604.77	85.00	30	ARM	205	to be assigned
240	110378601	$ 101,735.03	85.00	30	ARM	205	to be assigned
241	110378700	$ 323,309.52	90.00	34	ARM	205	to be assigned
242	110378767	$ 53,879.01	90.00	34	Fixed	135	to be assigned
243	110378841	$ 97,176.39	85.00	30	ARM	205	to be assigned
244	110378874	$ 289,871.29	90.00	34	Fixed	135	to be assigned
245	110379104	$ 105,512.60	90.00	34	ARM	205	to be assigned
246	110379260	$ 63,256.52	85.00	30	ARM	205	to be assigned
247	110379633	$ 114,507.88	90.00	34	ARM	205	to be assigned
248	110381936	$ 94,335.36	90.00	34	ARM	205	to be assigned
249	110382009	$ 88,938.56	90.00	34	Fixed	135	to be assigned
250	110382033	$ 390,259.61	81.67	27	ARM	205	to be assigned
251	110382256	$ 110,291.43	85.00	30	ARM	205	to be assigned
252	110382306	$ 254,362.82	83.61	29	ARM	205	to be assigned
253	110382355	$ 101,875.96	85.00	30	ARM	205	to be assigned
254	110382439	$ 100,524.51	89.91	34	ARM	205	to be assigned
255	110382512	$ 222,149.16	83.41	29	ARM	205	to be assigned
256	110382678	$ 59,376.02	85.00	30	ARM	205	to be assigned
257	110382900	$ 155,183.75	85.00	30	ARM	205	to be assigned
258	110383114	$ 110,297.32	85.00	30	ARM	205	to be assigned
259	110383643	$ 83,530.04	90.00	34	ARM	205	to be assigned
260	110383668	$ 71,849.37	90.00	34	ARM	205	to be assigned
261	110383676	$ 71,841.84	90.00	34	ARM	205	to be assigned
262	110383858	$ 133,984.27	85.00	30	ARM	205	to be assigned
263	110384252	$ 70,414.10	85.00	30	ARM	205	to be assigned
264	110384278	$ 65,283.84	85.00	30	Fixed	135	to be assigned

MGIC Master Policy 04-400-4-8628 Certificate Schedule	MGIC

							MGIC
	ALoan	Amount of		Amount of	Loan	Premium	Certificate
	Number	Insurable Loan	LTV	Coverage	Type	Rate (bps)	Number

265	110384443	$ 152,574.98	90.00	34	ARM	205	to be assigned
266	110384633	$ 393,009.93	83.00	28	ARM	205	to be assigned
267	110384740	$ 67,881.76	85.00	30	Fixed	135	to be assigned
268	110387206	$ 128,406.67	90.00	34	ARM	205	to be assigned
269	110387495	$ 203,421.93	85.00	30	ARM	205	to be assigned
270	110387669	$ 89,770.73	90.00	34	Fixed	135	to be assigned
271	110387701	$ 175,098.90	90.00	34	ARM	205	to be assigned
272	110387727	$ 160,991.45	85.00	30	Fixed	135	to be assigned
273	110387743	$ 149,550.48	83.33	28	ARM	205	to be assigned
274	110387941	$ 152,719.95	85.00	30	ARM	205	to be assigned
275	110387958	$ 216,340.91	85.00	30	ARM	205	to be assigned
276	110388188	$ 394,677.28	90.00	34	ARM	205	to be assigned
277	110388394	$ 302,477.88	90.00	34	Fixed	135	to be assigned
278	110388402	$ 147,989.24	90.00	34	ARM	205	to be assigned
279	110388469	$ 374,106.52	90.00	34	ARM	205	to be assigned
280	110388626	$ 155,125.64	85.00	30	Fixed	135	to be assigned
281	110388683	$ 182,340.56	83.83	29	ARM	205	to be assigned
282	110388691	$ 109,676.86	80.29	26	ARM	205	to be assigned
283	110388717	$ 107,774.40	90.00	34	Fixed	135	to be assigned
284	110389087	$ 148,381.35	85.00	30	ARM	205	to be assigned
285	110389319	$ 159,492.18	85.00	30	ARM	205	to be assigned
286	110389343	$ 359,193.44	90.00	34	ARM	205	to be assigned
287	110389384	$ 221,933.20	84.92	30	Fixed	135	to be assigned
288	110389418	$ 67,414.29	85.00	30	ARM	205	to be assigned
289	110389426	$ 79,766.68	85.00	30	ARM	205	to be assigned
290	110389582	$ 223,523.54	90.00	34	ARM	205	to be assigned
291	110389640	$ 292,458.06	85.00	30	ARM	205	to be assigned
292	110389707	$ 123,851.38	89.68	34	ARM	205	to be assigned
293	110389947	$ 237,938.43	90.00	34	ARM	205	to be assigned
294	110390218	$ 183,257.11	80.53	26	ARM	205	to be assigned
295	110390259	$ 161,661.62	90.00	34	ARM	205	to be assigned
296	110390507	$ 131,404.43	85.00	30	ARM	205	to be assigned
297	110390572	$ 498,568.32	84.65	30	ARM	205	to be assigned
298	110391034	$ 143,660.94	90.00	34	Fixed	135	to be assigned
299	110391240	$ 176,021.51	80.96	26	Fixed	135	to be assigned
300	110391299	$ 207,806.20	85.00	30	ARM	205	to be assigned
301	110391505	$ 216,447.22	83.46	29	ARM	205	to be assigned
302	110391703	$ 283,798.89	85.00	30	ARM	205	to be assigned
303	110391836	$ 336,579.72	90.00	34	Fixed	135	to be assigned
304	110392289	$ 301,102.97	88.82	33	ARM	205	to be assigned
305	110392321	$ 119,731.14	86.96	31	Fixed	135	to be assigned
306	110392388	$ 332,174.70	90.00	34	ARM	205	to be assigned
307	110392511	$ 226,351.05	82.25	28	ARM	205	to be assigned
308	110392750	$ 399,008.66	81.63	27	ARM	205	to be assigned

MGIC Master Policy 04-400-4-8628 Certificate Schedule	MGIC

							MGIC
	ALoan	Amount of		Amount of	Loan	Premium	Certificate
	Number	Insurable Loan	LTV	Coverage	Type	Rate (bps)	Number

309	110393089	$ 309,067.75	89.86	34	ARM	205	to be assigned
310	110393170	$ 148,127.41	90.00	34	Fixed	135	to be assigned
311	110393188	$ 139,892.72	85.00	30	ARM	205	to be assigned
312	110393261	$ 216,352.86	90.00	34	ARM	205	to be assigned
313	110393402	$ 268,425.38	95.00	37	ARM	205	to be assigned
314	110393477	$ 245,284.63	85.00	30	ARM	205	to be assigned
315	110393550	$ 148,302.67	85.00	30	ARM	205	to be assigned
316	110393584	$ 213,490.13	90.00	34	Fixed	135	to be assigned
317	110393600	$ 170,564.39	89.06	33	ARM	205	to be assigned
318	110393816	$ 167,815.39	90.00	34	Fixed	135	to be assigned
319	110394228	$ 143,643.12	90.00	34	ARM	205	to be assigned
320	110394277	$ 204,467.50	82.00	27	ARM	205	to be assigned
321	110394400	$ 268,491.05	89.70	34	ARM	205	to be assigned
322	110394707	$ 112,700.69	86.92	31	ARM	205	to be assigned
323	110394947	$ 202,041.77	90.00	34	ARM	205	to be assigned
324	110395100	$ 133,754.75	84.81	30	ARM	205	to be assigned
325	110395142	$ 110,157.21	85.00	30	ARM	205	to be assigned
326	110395159	$ 94,818.12	85.00	30	ARM	205	to be assigned
327	110395399	$ 89,808.80	90.00	34	ARM	205	to be assigned
328	110395530	$ 279,344.16	100.00	40	ARM	205	to be assigned
329	110395555	$ 140,357.40	85.00	30	ARM	205	to be assigned
330	110395605	$ 178,057.61	85.00	30	ARM	205	to be assigned
331	110395738	$ 148,995.76	90.00	34	ARM	205	to be assigned
332	110395761	$ 148,481.88	86.13	31	ARM	205	to be assigned
333	110395803	$ 148,121.71	90.00	34	ARM	205	to be assigned
334	110395845	$ 172,234.15	85.00	30	ARM	205	to be assigned
335	110396116	$ 145,046.85	84.97	30	ARM	205	to be assigned
336	110396595	$ 143,331.93	85.00	30	ARM	205	to be assigned
337	110396728	$ 148,374.78	85.00	30	ARM	205	to be assigned
338	110396751	$ 191,720.36	85.14	30	ARM	205	to be assigned
339	110396835	$ 105,944.93	90.00	34	ARM	205	to be assigned
340	110397049	$ 75,487.58	85.00	30	ARM	205	to be assigned
341	110397221	$ 132,867.27	90.00	34	ARM	205	to be assigned
342	110397270	$ 330,663.81	85.00	30	ARM	205	to be assigned
343	110397411	$ 97,596.79	85.00	30	ARM	205	to be assigned
344	110397452	$ 123,792.43	85.00	30	ARM	205	to be assigned
345	110397544	$ 175,065.05	90.00	34	ARM	205	to be assigned
346	110397767	$ 144,563.94	90.63	34	ARM	205	to be assigned
347	110397791	$ 291,407.09	83.43	29	ARM	205	to be assigned
348	110397809	$ 287,838.30	84.75	30	ARM	205	to be assigned
349	110397940	$ 324,340.09	81.86	27	ARM	205	to be assigned
350	110398013	$ 358,749.66	90.00	34	ARM	205	to be assigned
351	110398161	$ 260,353.16	90.00	34	ARM	205	to be assigned
352	110398427	$ 303,583.52	85.00	30	ARM	205	to be assigned

MGIC Master Policy 04-400-4-8628 Certificate Schedule	MGIC

							MGIC
	ALoan	Amount of		Amount of	Loan	Premium	Certificate
	Number	Insurable Loan	LTV	Coverage	Type	Rate (bps)	Number

353	110398435	$ 217,376.21	87.90	32	ARM	205	to be assigned
354	110398484	$ 148,445.20	85.00	30	ARM	205	to be assigned
355	110398997	$ 318,313.32	94.94	37	ARM	205	to be assigned
356	110399292	$ 317,624.79	85.00	30	Fixed	135	to be assigned
357	110399466	$ 136,494.52	85.00	30	Fixed	135	to be assigned
358	110399540	$ 193,895.03	90.00	34	ARM	205	to be assigned
359	110399672	$ 129,736.59	90.00	34	ARM	205	to be assigned
360	110399714	$ 299,196.75	83.33	28	ARM	205	to be assigned
361	110399771	$ 101,538.42	84.17	29	ARM	205	to be assigned
362	110399995	$ 130,145.72	90.00	34	ARM	205	to be assigned
363	110400157	$ 157,972.00	90.00	34	ARM	205	to be assigned
364	110400207	$ 131,411.38	85.00	30	ARM	205	to be assigned
365	110400272	$ 102,425.25	90.00	34	ARM	205	to be assigned
366	110400314	$ 175,094.90	90.00	34	ARM	205	to be assigned
367	110400322	$ 63,684.82	85.00	30	Fixed	135	to be assigned
368	110400348	$ 107,846.91	81.82	27	Fixed	135	to be assigned
369	110400660	$ 237,410.14	85.00	30	Fixed	135	to be assigned
370	110400694	$ 114,454.28	85.00	30	ARM	205	to be assigned
371	110400710	$ 321,328.46	95.00	37	Fixed	135	to be assigned
372	110400793	$ 269,473.52	100.00	40	ARM	205	to be assigned
373	110400827	$ 329,182.13	82.50	28	Fixed	135	to be assigned
374	110401007	$ 432,489.40	85.00	30	ARM	205	to be assigned
375	110401015	$ 136,508.45	90.00	34	ARM	205	to be assigned
376	110401080	$ 249,249.63	89.29	33	Fixed	135	to be assigned
377	110401189	$ 303,078.81	95.00	37	ARM	205	to be assigned
378	110401494	$ 71,774.48	84.69	30	ARM	205	to be assigned
379	110401536	$ 175,168.78	90.00	34	ARM	205	to be assigned
380	110401932	$ 169,630.36	85.00	30	ARM	205	to be assigned
381	110401981	$ 130,647.86	85.00	30	Fixed	135	to be assigned
382	110402021	$ 161,936.57	85.00	30	ARM	205	to be assigned
383	110402138	$ 195,061.94	85.00	30	ARM	205	to be assigned
384	110402211	$ 206,559.22	89.98	34	ARM	205	to be assigned
385	110402229	$ 226,535.32	87.31	32	ARM	205	to be assigned
386	110402252	$ 253,783.71	85.00	30	ARM	205	to be assigned
387	110402328	$ 170,652.77	90.00	34	ARM	205	to be assigned
388	110402344	$ 323,309.52	90.00	34	ARM	205	to be assigned
389	110402351	$ 183,662.52	84.02	29	ARM	205	to be assigned
390	110402377	$ 181,000.29	95.00	37	ARM	205	to be assigned
391	110402468	$ 341,233.77	90.00	34	Fixed	135	to be assigned
392	110402617	$ 94,708.68	84.07	29	ARM	205	to be assigned
393	110402625	$ 233,325.97	90.00	34	ARM	205	to be assigned
394	110402757	$ 186,643.45	85.00	30	ARM	205	to be assigned
395	110402849	$ 314,168.53	90.00	34	ARM	205	to be assigned
396	110402971	$ 183,981.71	90.00	34	Fixed	135	to be assigned

MGIC Master Policy 04-400-4-8628 Certificate Schedule	MGIC

							MGIC
	ALoan	Amount of		Amount of	Loan	Premium	Certificate
	Number	Insurable Loan	LTV	Coverage	Type	Rate (bps)	Number

397	110403631	$ 247,886.36	90.00	34	Fixed	135	to be assigned
398	110403664	$ 125,723.28	90.00	34	ARM	205	to be assigned
399	110403847	$ 103,352.75	90.00	34	ARM	205	to be assigned
400	110403987	$ 194,976.86	90.00	34	ARM	205	to be assigned
401	110403995	$ 113,943.03	85.00	30	ARM	205	to be assigned
402	110404050	$ 98,690.58	90.00	34	ARM	205	to be assigned
403	110404068	$ 41,589.96	85.00	30	ARM	205	to be assigned
404	110404100	$ 142,587.60	85.00	30	ARM	205	to be assigned
405	110404159	$ 124,651.01	85.00	30	ARM	205	to be assigned
406	110404183	$ 208,278.44	90.00	34	ARM	205	to be assigned
407	110404365	$ 120,494.41	85.00	30	ARM	205	to be assigned
408	110404506	$ 142,051.27	85.84	31	ARM	205	to be assigned
409	110404795	$ 80,605.20	85.00	30	ARM	205	to be assigned
410	110404902	$ 207,611.40	84.90	30	ARM	205	to be assigned
411	110405024	$ 94,805.54	83.33	28	ARM	205	to be assigned
412	110405081	$ 220,734.03	85.00	30	ARM	205	to be assigned
413	110405123	$ 92,032.73	87.00	32	ARM	205	to be assigned
414	110405388	$ 183,396.81	81.42	27	Fixed	135	to be assigned
415	110405651	$ 340,835.11	95.00	37	ARM	205	to be assigned
416	110406030	$ 147,252.45	90.00	34	Fixed	135	to be assigned
417	110406212	$ 341,305.55	90.00	34	ARM	205	to be assigned
418	110406246	$ 386,070.61	90.00	34	ARM	205	to be assigned
419	110406394	$ 291,775.08	90.00	34	ARM	205	to be assigned
420	110406428	$ 289,350.26	100.00	40	ARM	205	to be assigned
421	110406469	$ 349,402.91	84.34	29	ARM	205	to be assigned
422	110406634	$ 247,046.96	90.00	34	ARM	205	to be assigned
423	110406667	$ 207,848.86	85.00	30	ARM	205	to be assigned
424	110406774	$ 299,286.63	88.76	33	ARM	205	to be assigned
425	110406808	$ 305,241.61	90.00	34	ARM	205	to be assigned
426	110407160	$ 76,400.84	85.00	30	ARM	205	to be assigned
427	110407178	$ 313,869.09	85.00	30	ARM	205	to be assigned
428	110407210	$ 65,545.32	90.00	34	ARM	205	to be assigned
429	110407301	$ 221,055.60	85.00	30	ARM	205	to be assigned
430	110407327	$ 82,284.45	85.00	30	ARM	205	to be assigned
431	110407434	$ 98,809.29	90.00	34	ARM	205	to be assigned
432	110407483	$ 63,608.69	85.00	30	ARM	205	to be assigned
433	110407855	$ 175,194.87	90.00	34	ARM	205	to be assigned
434	110407996	$ 95,932.74	89.90	34	ARM	205	to be assigned
435	110408028	$ 178,533.78	89.90	34	ARM	205	to be assigned
436	110408093	$ 188,654.06	90.00	34	ARM	205	to be assigned
437	110408150	$ 242,516.46	90.00	34	ARM	205	to be assigned
438	110408291	$ 182,229.28	85.00	30	ARM	205	to be assigned
439	110408366	$ 229,033.98	85.00	30	ARM	205	to be assigned
440	110408408	$ 76,361.79	80.63	26	ARM	205	to be assigned

MGIC Master Policy 04-400-4-8628 Certificate Schedule	MGIC

							MGIC
	ALoan	Amount of		Amount of	Loan	Premium	Certificate
	Number	Insurable Loan	LTV	Coverage	Type	Rate (bps)	Number

441	110408432	$ 218,617.67	84.42	29	ARM	205	to be assigned
442	110408457	$ 144,107.46	85.00	30	ARM	205	to be assigned
443	110408556	$ 147,902.90	90.00	34	ARM	205	to be assigned
444	110408671	$ 218,011.35	90.00	34	Fixed	135	to be assigned
445	110408705	$ 137,375.79	90.00	34	ARM	205	to be assigned
446	110408796	$ 128,369.49	85.00	30	ARM	205	to be assigned
447	110408960	$ 409,981.40	83.03	28	ARM	205	to be assigned
448	110409026	$ 292,523.21	85.00	30	ARM	205	to be assigned
449	110409075	$ 131,850.99	85.00	30	Fixed	135	to be assigned
450	110409109	$ 125,780.91	84.56	30	ARM	205	to be assigned
451	110409190	$ 199,380.60	85.00	30	ARM	205	to be assigned
452	110409364	$ 389,923.47	85.00	30	ARM	205	to be assigned
453	110409430	$ 160,566.07	90.00	34	ARM	205	to be assigned
454	110409687	$ 313,417.67	86.10	31	ARM	205	to be assigned
455	110409729	$ 237,594.63	85.00	30	ARM	205	to be assigned
456	110410123	$ 251,375.43	90.00	34	ARM	205	to be assigned
457	110410164	$ 377,443.92	85.00	30	ARM	205	to be assigned
458	110410206	$ 380,956.35	83.04	28	ARM	205	to be assigned
459	110410305	$ 288,123.95	85.00	30	ARM	205	to be assigned
460	110410552	$ 67,270.09	90.00	34	ARM	205	to be assigned
461	110410586	$ 217,292.54	83.85	29	ARM	205	to be assigned
462	110410917	$ 147,889.82	95.00	37	ARM	205	to be assigned
463	110410933	$ 296,360.66	86.34	31	Fixed	135	to be assigned
464	110410982	$ 347,636.31	85.00	30	ARM	205	to be assigned
465	110411105	$ 219,514.04	88.16	32	ARM	205	to be assigned
466	110411170	$ 371,052.40	82.67	28	Fixed	135	to be assigned
467	110411261	$ 343,314.20	95.00	37	ARM	205	to be assigned
468	110411303	$ 304,928.56	90.00	34	ARM	205	to be assigned
469	110411386	$ 177,725.50	90.00	34	ARM	205	to be assigned
470	110411444	$ 178,075.55	85.00	30	Fixed	135	to be assigned
471	110411451	$ 117,540.47	85.00	30	ARM	205	to be assigned
472	110411576	$ 61,983.96	81.71	27	Fixed	135	to be assigned
473	110411618	$ 119,627.30	85.00	30	ARM	205	to be assigned
474	110411683	$ 109,464.35	90.00	34	ARM	205	to be assigned
475	110411741	$ 189,676.38	85.20	30	ARM	205	to be assigned
476	110411923	$ 226,489.17	85.00	30	ARM	205	to be assigned
477	110412129	$ 388,811.16	83.06	28	ARM	205	to be assigned
478	110412210	$ 233,226.29	85.00	30	ARM	205	to be assigned
479	110412228	$ 327,535.04	90.00	34	Fixed	135	to be assigned
480	110412301	$ 358,786.45	84.71	30	ARM	205	to be assigned
481	110412368	$ 98,717.77	90.00	34	ARM	205	to be assigned
482	110412384	$ 123,862.63	89.99	34	ARM	205	to be assigned
483	110412418	$ 122,081.53	90.00	34	ARM	205	to be assigned
484	110412517	$ 196,196.06	95.00	37	ARM	205	to be assigned

MGIC Master Policy 04-400-4-8628 Certificate Schedule	MGIC

							MGIC
	ALoan	Amount of		Amount of	Loan	Premium	Certificate
	Number	Insurable Loan	LTV	Coverage	Type	Rate (bps)	Number

485	110412608	$ 250,372.46	90.00	34	ARM	205	to be assigned
486	110412772	$ 381,365.14	90.00	34	ARM	205	to be assigned
487	110413036	$ 161,068.06	83.68	29	ARM	205	to be assigned
488	110413085	$ 314,374.46	90.00	34	ARM	205	to be assigned
489	110413366	$ 184,595.88	95.00	37	ARM	205	to be assigned
490	110413457	$ 76,281.90	90.00	34	ARM	205	to be assigned
491	110413531	$ 298,937.61	84.99	30	Fixed	135	to be assigned
492	110413572	$ 349,268.95	84.34	29	ARM	205	to be assigned
493	110413606	$ 233,403.93	90.00	34	ARM	205	to be assigned
494	110413622	$ 251,725.79	100.00	40	ARM	205	to be assigned
495	110413663	$ 305,197.35	80.53	26	ARM	205	to be assigned
496	110413689	$ 208,252.67	95.00	37	ARM	205	to be assigned
497	110413804	$ 345,795.30	82.17	27	ARM	205	to be assigned
498	110413929	$ 255,833.71	90.00	34	ARM	205	to be assigned
499	110414083	$ 295,402.83	90.00	34	ARM	205	to be assigned
500	110414109	$ 217,455.46	83.85	29	Fixed	135	to be assigned
501	110414349	$ 145,953.55	85.00	30	ARM	205	to be assigned
502	110414703	$ 46,672.47	85.00	30	ARM	205	to be assigned
503	110414760	$ 122,123.01	85.00	30	ARM	205	to be assigned
504	110414836	$ 64,881.02	85.00	30	ARM	205	to be assigned
505	110414877	$ 53,808.12	90.00	34	ARM	205	to be assigned
506	110414885	$ 74,255.20	85.00	30	ARM	205	to be assigned
507	110414943	$ 59,379.17	85.00	30	ARM	205	to be assigned
508	110415056	$ 291,721.20	90.00	34	ARM	205	to be assigned
509	110415106	$ 56,003.45	85.00	30	ARM	205	to be assigned
510	110415239	$ 93,335.44	85.00	30	Fixed	135	to be assigned
511	110415262	$ 114,593.13	85.00	30	ARM	205	to be assigned
512	110415411	$ 87,261.50	90.00	34	ARM	205	to be assigned
513	110415544	$ 112,312.31	90.00	34	ARM	205	to be assigned
514	110415551	$ 237,013.85	95.00	37	ARM	205	to be assigned
515	110415627	$ 498,500.71	84.46	29	ARM	205	to be assigned
516	110415676	$ 163,644.22	85.00	30	ARM	205	to be assigned
517	110415734	$ 182,218.51	85.00	30	Fixed	135	to be assigned
518	110415742	$ 89,015.87	85.00	30	ARM	205	to be assigned
519	110415890	$ 206,492.28	90.00	34	ARM	205	to be assigned
520	110416013	$ 189,574.32	84.44	29	Fixed	135	to be assigned
521	110416302	$ 179,584.51	81.82	27	ARM	205	to be assigned
522	110416328	$ 121,213.91	90.00	34	ARM	205	to be assigned
523	110416476	$ 304,326.70	84.78	30	ARM	205	to be assigned
524	110416591	$ 176,665.93	82.71	28	ARM	205	to be assigned
525	110416765	$ 128,855.44	85.00	30	ARM	205	to be assigned
526	110417029	$ 127,193.79	85.00	30	ARM	205	to be assigned
527	110417045	$ 145,771.18	80.77	26	ARM	205	to be assigned
528	110417060	$ 151,787.70	85.00	30	ARM	205	to be assigned

MGIC Master Policy 04-400-4-8628 Certificate Schedule	MGIC

							MGIC
	ALoan	Amount of		Amount of	Loan	Premium	Certificate
	Number	Insurable Loan	LTV	Coverage	Type	Rate (bps)	Number

529	110417243	$ 373,084.04	85.00	30	ARM	205	to be assigned
530	110417284	$ 138,870.09	90.00	34	ARM	205	to be assigned
531	110417433	$ 101,523.17	90.00	34	ARM	205	to be assigned
532	110417540	$ 296,496.31	83.66	29	ARM	205	to be assigned
533	110417573	$ 188,546.12	90.00	34	ARM	205	to be assigned
534	110417631	$ 309,131.97	82.37	28	ARM	205	to be assigned
535	110417672	$ 236,308.40	90.00	34	ARM	205	to be assigned
536	110417714	$ 109,405.07	85.00	30	ARM	205	to be assigned
537	110417722	$ 148,235.75	81.59	27	ARM	205	to be assigned
538	110417755	$ 244,188.53	85.00	30	ARM	205	to be assigned
539	110417870	$ 189,533.71	80.85	26	ARM	205	to be assigned
540	110417920	$ 285,082.58	84.87	30	ARM	205	to be assigned
541	110418001	$ 152,620.81	85.00	30	ARM	205	to be assigned
542	110418068	$ 254,405.52	85.00	30	ARM	205	to be assigned
543	110418415	$ 120,778.51	89.63	34	ARM	205	to be assigned
544	110418522	$ 59,387.47	85.00	30	Fixed	135	to be assigned
545	110418597	$ 121,253.29	90.00	34	ARM	205	to be assigned
546	110418720	$ 157,852.22	85.00	30	ARM	205	to be assigned
547	110418837	$ 49,247.95	85.00	30	Fixed	135	to be assigned
548	110418928	$ 75,521.48	85.00	30	Fixed	135	to be assigned
549	110419256	$ 230,698.51	89.42	33	Fixed	135	to be assigned
550	110419306	$ 140,165.79	90.00	34	ARM	205	to be assigned
551	110419322	$ 127,709.75	89.58	34	Fixed	135	to be assigned
552	110419421	$ 229,000.16	90.00	34	ARM	205	to be assigned
553	110419520	$ 207,114.94	83.70	29	ARM	205	to be assigned
554	110419629	$ 186,581.02	85.00	30	ARM	205	to be assigned
555	110419645	$ 134,697.54	90.00	34	ARM	205	to be assigned
556	110419686	$ 368,741.75	85.00	30	ARM	205	to be assigned
557	110419736	$ 237,562.37	85.00	30	ARM	205	to be assigned
558	110419819	$ 322,377.82	82.82	28	ARM	205	to be assigned
559	110420114	$ 271,359.58	85.00	30	ARM	205	to be assigned
560	110420155	$ 199,253.39	85.00	30	ARM	205	to be assigned
561	110420361	$ 159,535.61	85.00	30	ARM	205	to be assigned
562	110420460	$ 309,898.86	90.00	34	ARM	205	to be assigned
563	110420536	$ 204,114.26	89.00	33	ARM	205	to be assigned
564	110420544	$ 233,247.38	85.00	30	ARM	205	to be assigned
565	110420817	$ 296,843.53	85.00	30	ARM	205	to be assigned
566	110420866	$ 220,397.35	80.36	26	ARM	205	to be assigned
567	110421096	$ 143,707.61	82.29	28	ARM	205	to be assigned
568	110421351	$ 271,424.90	85.00	30	ARM	205	to be assigned
569	110421492	$ 118,451.02	90.00	34	ARM	205	to be assigned
570	110421617	$ 157,613.03	87.78	32	ARM	205	to be assigned
571	110421658	$ 191,479.22	82.00	27	ARM	205	to be assigned
572	110421898	$ 226,153.46	90.00	34	ARM	205	to be assigned

MGIC Master Policy 04-400-4-8628 Certificate Schedule	MGIC

							MGIC
	ALoan	Amount of		Amount of	Loan	Premium	Certificate
	Number	Insurable Loan	LTV	Coverage	Type	Rate (bps)	Number

573	110421963	$ 134,697.20	83.95	29	Fixed	135	to be assigned
574	110422185	$ 254,368.04	85.00	30	ARM	205	to be assigned
575	110422227	$ 156,975.73	85.00	30	ARM	205	to be assigned
576	110422367	$ 179,634.48	90.00	34	ARM	205	to be assigned
577	110422573	$ 93,271.82	85.00	30	ARM	205	to be assigned
578	110422581	$ 47,525.38	85.00	30	ARM	205	to be assigned
579	110422607	$ 114,604.40	85.00	30	ARM	205	to be assigned
580	110422771	$ 217,401.34	90.00	34	ARM	205	to be assigned
581	110423183	$ 126,571.25	85.00	30	ARM	205	to be assigned
582	110423241	$ 216,847.87	95.00	37	ARM	205	to be assigned
583	110423332	$ 329,329.92	88.00	32	ARM	205	to be assigned
584	110423704	$ 29,957.66	85.71	30	Fixed	135	to be assigned
585	110424165	$ 188,697.88	85.00	30	ARM	205	to be assigned
586	110424264	$ 160,756.62	95.00	37	ARM	205	to be assigned
587	110424496	$ 43,216.84	85.00	30	ARM	205	to be assigned
588	110424512	$ 221,712.41	90.00	34	ARM	205	to be assigned
589	110424579	$ 240,477.22	90.00	34	ARM	205	to be assigned
590	110424595	$ 97,580.05	85.00	30	ARM	205	to be assigned
591	110424629	$ 87,911.99	89.98	34	ARM	205	to be assigned
592	110424934	$ 106,475.50	84.56	30	ARM	205	to be assigned
593	110424975	$ 85,335.32	90.00	34	Fixed	135	to be assigned
594	110425014	$ 206,438.85	90.00	34	ARM	205	to be assigned
595	110425220	$ 184,822.46	90.00	34	ARM	205	to be assigned
596	110425238	$ 215,473.44	90.00	34	Fixed	135	to be assigned
597	110425410	$ 161,603.68	89.99	34	ARM	205	to be assigned
598	110425436	$ 202,927.90	90.00	34	ARM	205	to be assigned
599	110425469	$ 322,381.07	85.00	30	ARM	205	to be assigned
600	110425550	$ 259,393.43	85.00	30	ARM	205	to be assigned
601	110425568	$ 234,424.45	88.68	33	ARM	205	to be assigned
602	110425840	$ 165,134.58	85.00	30	ARM	205	to be assigned
603	110425873	$ 55,610.16	90.00	34	Fixed	135	to be assigned
604	110426111	$ 367,433.41	89.78	34	ARM	205	to be assigned
605	110426186	$ 98,610.83	90.00	34	Fixed	135	to be assigned
606	110426194	$ 67,406.12	90.00	34	Fixed	135	to be assigned
607	110426236	$ 112,122.48	90.00	34	ARM	205	to be assigned
608	110438777	$ 218,700.00	90.00	34	ARM	205	to be assigned
609	110438934	$ 122,968.32	85.00	30	ARM	205	to be assigned
610	110439171	$ 171,453.36	90.00	34	Fixed	135	to be assigned
611	110439197	$ 254,915.00	85.00	30	ARM	205	to be assigned
612	110439312	$ 295,200.00	90.00	34	ARM	205	to be assigned
613	110439502	$ 398,741.09	89.80	34	ARM	205	to be assigned
614	110439569	$ 346,500.00	90.00	34	ARM	205	to be assigned
615	110439627	$ 64,639.38	90.00	34	ARM	205	to be assigned
616	110439684	$ 137,409.46	85.00	30	ARM	205	to be assigned

MGIC Master Policy 04-400-4-8628 Certificate Schedule	MGIC

							MGIC
	ALoan	Amount of		Amount of	Loan	Premium	Certificate
	Number	Insurable Loan	LTV	Coverage	Type	Rate (bps)	Number

617	110439726	$ 117,000.00	85.40	30	ARM	205	to be assigned
618	110439783	$ 146,699.65	90.00	34	ARM	205	to be assigned
619	110439817	$ 155,610.00	90.00	34	ARM	205	to be assigned
620	110439999	$ 325,768.51	86.84	31	ARM	205	to be assigned
621	110440039	$ 284,082.88	85.00	30	ARM	205	to be assigned
622	110440146	$ 78,199.78	90.00	34	ARM	205	to be assigned
623	110440153	$ 256,149.70	90.00	34	ARM	205	to be assigned
624	110440187	$ 189,749.30	80.85	26	ARM	205	to be assigned
625	110440245	$ 309,891.70	85.00	30	ARM	205	to be assigned
626	110440278	$ 144,143.83	85.00	30	ARM	205	to be assigned
627	110440294	$ 76,403.08	90.00	34	Fixed	135	to be assigned
628	110440492	$ 91,699.32	85.00	30	ARM	205	to be assigned
629	110440500	$ 38,118.00	85.00	30	ARM	205	to be assigned
630	110440526	$ 100,232.93	90.00	34	ARM	205	to be assigned
631	110440542	$ 85,266.68	90.00	34	ARM	205	to be assigned
632	110440583	$ 75,345.87	85.00	30	ARM	205	to be assigned
633	110440666	$ 125,826.87	90.00	34	ARM	205	to be assigned
634	110440674	$ 81,855.38	85.00	30	ARM	205	to be assigned
635	110440716	$ 79,802.84	85.00	30	ARM	205	to be assigned
636	110440732	$ 83,493.73	90.00	34	ARM	205	to be assigned
637	110440781	$ 101,848.00	85.00	30	ARM	205	to be assigned
638	110440815	$ 111,574.59	85.00	30	ARM	205	to be assigned
639	110440856	$ 72,946.33	95.00	37	ARM	205	to be assigned
640	110440864	$ 62,067.44	88.86	33	ARM	205	to be assigned
641	110440906	$ 152,673.93	90.00	34	ARM	205	to be assigned
642	110440997	$ 54,890.43	84.62	30	ARM	205	to be assigned
643	110441011	$ 55,000.00	100.00	40	ARM	205	to be assigned
644	110441094	$ 48,517.21	90.00	34	ARM	205	to be assigned
645	110441169	$ 90,700.00	80.98	26	ARM	205	to be assigned
646	110441201	$ 129,061.36	90.00	34	ARM	205	to be assigned
647	110441227	$ 96,952.38	90.00	34	ARM	205	to be assigned
648	110441250	$ 101,332.77	87.50	32	ARM	205	to be assigned
649	110441557	$ 325,945.88	90.00	34	ARM	205	to be assigned
650	110469194	$ 64,730.64	90.00	34	ARM	205	to be assigned
651	110469590	$ 196,799.39	90.00	34	ARM	205	to be assigned
652	110469665	$ 260,650.73	90.00	34	Fixed	135	to be assigned
653	110563202	$ 216,086.18	85.00	30	ARM	205	to be assigned
654	110563277	$ 237,344.74	100.00	40	ARM	205	to be assigned
655	110563608	$ 196,303.56	82.00	27	ARM	205	to be assigned
656	110563665	$ 278,374.93	90.00	34	ARM	205	to be assigned
657	110563723	$ 244,009.05	92.97	36	ARM	205	to be assigned
658	110563806	$ 188,663.94	87.91	32	ARM	205	to be assigned
659	110563871	$ 246,585.83	82.33	28	ARM	205	to be assigned
660	110564036	$ 251,375.46	90.00	34	ARM	205	to be assigned

MGIC Master Policy 04-400-4-8628 Certificate Schedule	MGIC

							MGIC
	ALoan	Amount of		Amount of	Loan	Premium	Certificate
	Number	Insurable Loan	LTV	Coverage	Type	Rate (bps)	Number

661	110566767	$ 60,227.44	90.00	34	Fixed	135	to be assigned
662	110566908	$ 154,730.19	83.33	28	ARM	205	to be assigned
663	110566981	$ 138,795.50	84.76	30	ARM	205	to be assigned
664	110567005	$ 22,074.55	85.00	30	ARM	205	to be assigned
665	110567062	$ 111,446.98	90.00	34	ARM	205	to be assigned
666	110567120	$ 88,080.99	82.43	28	ARM	205	to be assigned
667	110567260	$ 65,052.65	85.00	30	Fixed	135	to be assigned
668	110567351	$ 133,182.84	85.00	30	Fixed	135	to be assigned
669	110567534	$ 86,861.07	83.65	29	Fixed	135	to be assigned
670	110567559	$ 29,593.01	85.00	30	Fixed	135	to be assigned
671	110567682	$ 147,241.11	90.00	34	Fixed	135	to be assigned
672	110567740	$ 59,878.17	84.75	30	Fixed	135	to be assigned
673	110567898	$ 114,473.35	85.00	30	Fixed	135	to be assigned
674	110568425	$ 105,266.75	85.00	30	ARM	205	to be assigned
675	110568607	$ 145,086.23	84.97	30	ARM	205	to be assigned
676	110568672	$ 72,110.57	84.94	30	ARM	205	to be assigned
677	110568714	$ 42,456.31	85.00	30	Fixed	135	to be assigned
678	110568748	$ 118,664.48	90.00	34	ARM	205	to be assigned
679	110569100	$ 251,331.27	90.00	34	ARM	205	to be assigned
680	110569811	$ 298,540.38	89.25	33	Fixed	135	to be assigned
681	110570090	$ 128,508.38	90.00	34	ARM	205	to be assigned
682	110570215	$ 156,819.39	85.00	30	Fixed	135	to be assigned
683	110570595	$ 125,776.37	90.00	34	Fixed	135	to be assigned
684	110571023	$ 89,905.54	83.33	28	ARM	205	to be assigned
685	110571031	$ 53,461.68	83.59	29	Fixed	135	to be assigned
686	110571056	$ 61,990.12	85.00	30	Fixed	135	to be assigned
687	110571650	$ 59,391.30	85.00	30	ARM	205	to be assigned
688	110572054	$ 140,018.93	85.00	30	Fixed	135	to be assigned
689	110572419	$ 116,311.58	85.00	30	ARM	205	to be assigned
690	110572625	$ 97,656.47	85.00	30	Fixed	135	to be assigned
691	110621133	$ 316,324.44	100.00	40	ARM	205	to be assigned
692	110621414	$ 229,621.84	83.94	29	ARM	205	to be assigned
693	110621539	$ 107,316.53	90.00	34	Fixed	135	to be assigned
694	110621810	$ 91,691.98	88.10	32	Fixed	135	to be assigned
695	110621877	$ 142,510.62	85.00	30	Fixed	135	to be assigned
696	110622099	$ 140,674.51	94.63	37	ARM	205	to be assigned
697	110622222	$ 67,408.92	90.00	34	ARM	205	to be assigned
698	110622271	$ 301,037.45	90.00	34	ARM	205	to be assigned
699	110622727	$ 176,517.33	87.62	32	ARM	205	to be assigned
700	110622735	$ 341,490.77	90.00	34	ARM	205	to be assigned
701	110622768	$ 140,081.20	85.00	30	ARM	205	to be assigned
702	110622917	$ 235,930.20	85.00	30	ARM	205	to be assigned
703	110623063	$ 229,087.98	90.00	34	ARM	205	to be assigned
704	110623352	$ 135,663.01	90.00	34	ARM	205	to be assigned

MGIC Master Policy 04-400-4-8628 Certificate Schedule	MGIC

							MGIC
	ALoan	Amount of		Amount of	Loan	Premium	Certificate
	Number	Insurable Loan	LTV	Coverage	Type	Rate (bps)	Number

705	110623493	$ 276,587.81	85.00	30	ARM	205	to be assigned
706	110623543	$ 233,528.45	83.57	29	ARM	205	to be assigned
707	110623550	$ 261,481.67	85.00	30	ARM	205	to be assigned
708	110623584	$ 222,276.28	85.00	30	ARM	205	to be assigned
709	110623774	$ 229,206.30	85.00	30	ARM	205	to be assigned
710	110623816	$ 279,538.72	86.15	31	ARM	205	to be assigned
711	110623824	$ 368,416.80	85.81	31	ARM	205	to be assigned
712	110623857	$ 309,719.46	85.00	30	ARM	205	to be assigned
713	110623980	$ 368,331.01	87.86	32	ARM	205	to be assigned
714	110624244	$ 241,852.07	85.00	30	ARM	205	to be assigned
715	110624277	$ 119,838.42	82.19	27	ARM	205	to be assigned
716	110624517	$ 276,723.09	85.00	30	ARM	205	to be assigned
717	110624970	$ 175,273.11	90.00	34	Fixed	135	to be assigned
718	110625068	$ 175,294.78	82.20	28	Fixed	135	to be assigned
719	110625365	$ 85,365.99	90.00	34	ARM	205	to be assigned
720	110625431	$ 178,293.83	85.00	30	ARM	205	to be assigned
721	110625720	$ 116,849.06	90.00	34	ARM	205	to be assigned
722	110626108	$ 327,079.36	86.32	31	ARM	205	to be assigned
723	110626140	$ 234,777.75	85.00	30	ARM	205	to be assigned
724	110626207	$ 145,797.36	83.43	29	ARM	205	to be assigned
725	110626298	$ 229,063.33	85.00	30	ARM	205	to be assigned
726	110626348	$ 369,171.37	85.00	30	ARM	205	to be assigned
727	110626363	$ 209,187.92	87.29	32	ARM	205	to be assigned
728	110626504	$ 254,521.43	90.00	34	ARM	205	to be assigned
729	110626546	$ 101,802.15	85.00	30	ARM	205	to be assigned
730	110626686	$ 171,501.70	85.00	30	ARM	205	to be assigned
731	110626801	$ 199,529.08	84.21	29	ARM	205	to be assigned
732	110627494	$ 313,831.91	85.00	30	ARM	205	to be assigned
733	110627643	$ 228,623.47	84.81	30	ARM	205	to be assigned
734	110627924	$ 275,611.35	85.00	30	ARM	205	to be assigned
735	110627957	$ 326,791.21	85.00	30	ARM	205	to be assigned
736	110628005	$ 158,801.08	85.00	30	ARM	205	to be assigned
737	110628146	$ 213,887.37	85.00	30	ARM	205	to be assigned
738	110628153	$ 275,877.29	85.00	30	ARM	205	to be assigned
739	110628245	$ 394,283.89	83.16	28	Fixed	135	to be assigned
740	110628633	$ 212,613.84	81.92	27	ARM	205	to be assigned
741	110628674	$ 349,423.41	89.74	34	ARM	205	to be assigned
742	110628997	$ 105,674.36	90.00	34	ARM	205	to be assigned
743	110629177	$ 295,200.43	90.00	34	Fixed	135	to be assigned
744	110629185	$ 125,495.67	85.00	30	ARM	205	to be assigned
745	110629250	$ 104,327.84	83.60	29	ARM	205	to be assigned
746	110629359	$ 206,688.68	90.00	34	ARM	205	to be assigned
747	110629409	$ 194,987.21	85.00	30	ARM	205	to be assigned
748	110629425	$ 45,847.58	90.00	34	ARM	205	to be assigned

MGIC Master Policy 04-400-4-8628 Certificate Schedule	MGIC

							MGIC
	ALoan	Amount of		Amount of	Loan	Premium	Certificate
	Number	Insurable Loan	LTV	Coverage	Type	Rate (bps)	Number

749	110629847	$ 59,329.15	85.00	30	ARM	205	to be assigned
750	110629854	$ 184,251.08	90.00	34	Fixed	135	to be assigned
751	110630001	$ 282,782.00	85.00	30	ARM	205	to be assigned
752	110630035	$ 167,988.91	90.00	34	ARM	205	to be assigned
753	110630092	$ 105,230.96	85.00	30	ARM	205	to be assigned
754	110630100	$ 244,789.06	81.67	27	ARM	205	to be assigned
755	110631272	$ 203,749.40	85.00	30	ARM	205	to be assigned
756	110631637	$ 74,707.16	85.00	30	ARM	205	to be assigned
757	110631728	$ 202,723.41	84.62	30	ARM	205	to be assigned
758	110631827	$ 150,194.73	85.00	30	ARM	205	to be assigned
759	110631868	$ 147,021.83	89.24	33	ARM	205	to be assigned
760	110631926	$ 182,387.58	90.00	34	ARM	205	to be assigned
761	110632023	$ 247,142.39	90.00	34	ARM	205	to be assigned
762	110632171	$ 217,156.23	85.29	30	ARM	205	to be assigned
763	110632254	$ 172,231.05	85.00	30	ARM	205	to be assigned
764	110632296	$ 116,789.45	90.00	34	ARM	205	to be assigned
765	110632312	$ 242,576.26	89.34	33	ARM	205	to be assigned
766	110632361	$ 163,807.61	94.86	37	ARM	205	to be assigned
767	110632445	$ 160,004.47	90.00	34	ARM	205	to be assigned
768	110632486	$ 61,928.38	84.93	30	ARM	205	to be assigned
769	110632510	$ 260,758.25	90.00	34	ARM	205	to be assigned
770	110632643	$ 163,005.59	85.00	30	ARM	205	to be assigned
771	110632676	$ 220,178.18	90.00	34	ARM	205	to be assigned
772	110632791	$ 211,201.55	90.00	34	ARM	205	to be assigned
773	110632833	$ 73,001.36	85.00	30	ARM	205	to be assigned
774	110632973	$ 372,741.21	85.00	30	ARM	205	to be assigned
775	110632999	$ 73,276.62	89.45	33	Fixed	135	to be assigned
776	110633005	$ 111,469.77	90.00	34	ARM	205	to be assigned
777	110633153	$ 145,940.56	85.00	30	ARM	205	to be assigned
778	110633567	$ 97,412.51	84.14	29	ARM	205	to be assigned
779	110633856	$ 256,019.38	95.00	37	ARM	205	to be assigned
780	110634128	$ 188,657.35	90.00	34	ARM	205	to be assigned
781	110634227	$ 487,741.05	85.00	30	ARM	205	to be assigned
782	110634375	$ 121,306.91	85.00	30	ARM	205	to be assigned
783	110634409	$ 247,092.25	90.00	34	Fixed	135	to be assigned
784	110634417	$ 321,469.52	82.56	28	Fixed	135	to be assigned
785	110634532	$ 275,000.18	85.00	30	Fixed	135	to be assigned
786	110634581	$ 217,564.04	87.20	32	ARM	205	to be assigned
787	110634631	$ 229,118.92	90.00	34	ARM	205	to be assigned
788	110634722	$ 224,571.89	88.24	32	ARM	205	to be assigned
789	110634813	$ 169,706.44	84.58	30	ARM	205	to be assigned
790	110634854	$ 229,140.84	85.00	30	ARM	205	to be assigned
791	110634953	$ 141,908.74	90.00	34	ARM	205	to be assigned
792	110634979	$ 148,568.76	85.00	30	ARM	205	to be assigned

MGIC Master Policy 04-400-4-8628 Certificate Schedule	MGIC

							MGIC
	ALoan	Amount of		Amount of	Loan	Premium	Certificate
	Number	Insurable Loan	LTV	Coverage	Type	Rate (bps)	Number

793	110635042	$ 161,700.56	90.00	34	ARM	205	to be assigned
794	110635158	$ 121,184.40	90.00	34	ARM	205	to be assigned
795	110635745	$ 296,960.64	85.00	30	ARM	205	to be assigned
796	110635943	$ 246,699.66	95.00	37	Fixed	135	to be assigned
797	110635968	$ 302,848.41	90.00	34	ARM	205	to be assigned
798	110636404	$ 96,553.52	90.00	34	ARM	205	to be assigned
799	110636529	$ 161,844.98	90.00	34	ARM	205	to be assigned
800	110636586	$ 256,153.93	90.00	34	ARM	205	to be assigned
801	110636651	$ 143,757.04	90.00	34	Fixed	135	to be assigned
802	110637485	$ 95,746.35	85.00	30	Fixed	135	to be assigned
803	110637634	$ 252,658.65	89.94	34	ARM	205	to be assigned
804	110637709	$ 169,720.48	85.00	30	ARM	205	to be assigned
805	110637931	$ 236,419.44	90.00	34	ARM	205	to be assigned
806	110638103	$ 101,868.13	85.00	30	ARM	205	to be assigned
807	110638160	$ 67,774.15	85.00	30	Fixed	135	to be assigned
808	110638228	$ 186,244.08	87.00	32	ARM	205	to be assigned
809	110638533	$ 76,426.80	90.00	34	ARM	205	to be assigned
810	110638541	$ 92,507.87	85.00	30	ARM	205	to be assigned
811	110638616	$ 84,906.59	85.00	30	ARM	205	to be assigned
812	110638657	$ 76,435.56	85.00	30	ARM	205	to be assigned
813	110639010	$ 57,045.38	90.00	34	ARM	205	to be assigned
814	110639085	$ 152,808.14	90.00	34	ARM	205	to be assigned
815	110639119	$ 159,084.96	90.00	34	ARM	205	to be assigned
816	110639176	$ 152,813.96	90.00	34	ARM	205	to be assigned
817	110639283	$ 116,805.73	90.00	34	ARM	205	to be assigned
818	110639408	$ 238,144.89	90.00	34	ARM	205	to be assigned
819	110639549	$ 118,873.51	85.00	30	ARM	205	to be assigned
820	110639861	$ 142,493.25	90.00	34	ARM	205	to be assigned
821	110639978	$ 240,563.08	87.64	32	ARM	205	to be assigned
822	110640026	$ 274,264.51	87.30	32	ARM	205	to be assigned
823	110640034	$ 256,955.51	90.00	34	Fixed	135	to be assigned
824	110640083	$ 194,674.76	81.25	27	ARM	205	to be assigned
825	110640158	$ 305,495.88	90.00	34	Fixed	135	to be assigned
826	110640190	$ 212,055.20	85.00	30	ARM	205	to be assigned
827	110640661	$ 323,502.94	90.00	34	Fixed	135	to be assigned
828	110640737	$ 260,591.54	90.00	34	ARM	205	to be assigned
829	110640760	$ 292,886.05	85.00	30	ARM	205	to be assigned
830	110640828	$ 238,096.13	90.00	34	ARM	205	to be assigned
831	110640836	$ 301,002.15	85.00	30	Fixed	135	to be assigned
832	110641115	$ 235,913.18	85.00	30	Fixed	135	to be assigned
833	110641479	$ 341,562.32	90.00	34	ARM	205	to be assigned
834	110641800	$ 96,809.20	85.00	30	ARM	205	to be assigned
835	110641925	$ 67,846.13	85.00	30	ARM	205	to be assigned
836	110641966	$ 275,924.31	85.00	30	ARM	205	to be assigned

MGIC Master Policy 04-400-4-8628 Certificate Schedule	MGIC

							MGIC
	ALoan	Amount of		Amount of	Loan	Premium	Certificate
	Number	Insurable Loan	LTV	Coverage	Type	Rate (bps)	Number

837	110642196	$ 145,553.10	90.00	34	ARM	205	to be assigned
838	110642246	$ 114,579.15	85.00	30	ARM	205	to be assigned
839	110642568	$ 178,166.84	85.00	30	ARM	205	to be assigned
840	110642733	$ 102,470.03	90.00	34	ARM	205	to be assigned
841	110642840	$ 165,552.57	82.05	27	ARM	205	to be assigned
842	110642998	$ 140,431.78	90.00	34	ARM	205	to be assigned
843	110643558	$ 143,774.64	90.00	34	ARM	205	to be assigned
844	110643673	$ 223,622.42	90.00	34	ARM	205	to be assigned
845	110643780	$ 62,910.78	90.00	34	Fixed	135	to be assigned
846	110644010	$ 368,392.11	90.00	34	ARM	205	to be assigned
847	110644028	$ 238,162.24	90.00	34	ARM	205	to be assigned
848	110644143	$ 215,644.85	90.00	34	ARM	205	to be assigned
849	110644747	$ 161,275.85	85.00	30	ARM	205	to be assigned
850	110644796	$ 165,476.93	85.00	30	ARM	205	to be assigned
851	110644986	$ 230,928.01	82.00	27	ARM	205	to be assigned
852	110645082	$ 312,432.54	83.47	29	ARM	205	to be assigned
853	110645140	$ 255,998.27	90.00	34	ARM	205	to be assigned
854	110645488	$ 224,696.42	90.00	34	ARM	205	to be assigned
855	110645637	$ 144,802.78	81.46	27	ARM	205	to be assigned
856	110645686	$ 75,855.39	83.58	29	ARM	205	to be assigned
857	110645736	$ 179,711.91	90.00	34	ARM	205	to be assigned
858	110645884	$ 233,575.77	90.00	34	ARM	205	to be assigned
859	110646064	$ 158,667.22	84.21	29	ARM	205	to be assigned
860	110646122	$ 210,485.48	85.00	30	Fixed	135	to be assigned
861	110646189	$ 197,766.56	90.00	34	Fixed	135	to be assigned
862	110646254	$ 134,839.19	84.91	30	ARM	205	to be assigned
863	110646312	$ 207,969.03	85.00	30	ARM	205	to be assigned
864	110646502	$ 269,136.46	90.00	34	ARM	205	to be assigned
865	110646668	$ 110,547.89	90.00	34	ARM	205	to be assigned
866	110646775	$ 107,830.97	90.00	34	ARM	205	to be assigned
867	110647047	$ 144,052.63	85.00	30	ARM	205	to be assigned
868	110647062	$ 257,984.55	83.32	28	ARM	205	to be assigned
869	110647088	$ 152,819.60	85.00	30	ARM	205	to be assigned
870	110647096	$ 238,614.99	90.00	34	ARM	205	to be assigned
871	110647161	$ 124,762.16	80.65	26	ARM	205	to be assigned
872	110647195	$ 307,355.51	80.34	26	ARM	205	to be assigned
873	110647427	$ 246,203.33	82.17	27	ARM	205	to be assigned
874	110647492	$ 138,322.35	85.00	30	ARM	205	to be assigned
875	110647534	$ 275,877.99	85.00	30	ARM	205	to be assigned
876	110647666	$ 58,400.75	84.99	30	ARM	205	to be assigned
877	110647682	$ 107,847.05	90.00	34	ARM	205	to be assigned
878	110647708	$ 144,327.87	85.00	30	Fixed	135	to be assigned
879	110647864	$ 197,551.44	90.00	34	ARM	205	to be assigned
880	110647906	$ 176,659.59	90.00	34	ARM	205	to be assigned

MGIC Master Policy 04-400-4-8628 Certificate Schedule	MGIC

							MGIC
	ALoan	Amount of		Amount of	Loan	Premium	Certificate
	Number	Insurable Loan	LTV	Coverage	Type	Rate (bps)	Number

881	110648151	$ 154,909.02	90.00	34	ARM	205	to be assigned
882	110648300	$ 35,690.44	85.00	30	ARM	205	to be assigned
883	110648524	$ 80,644.52	85.00	30	ARM	205	to be assigned
884	110648599	$ 112,240.94	90.00	34	ARM	205	to be assigned
885	110648839	$ 341,233.77	90.00	34	ARM	205	to be assigned
886	110648920	$ 170,704.71	95.00	37	ARM	205	to be assigned
887	110648953	$ 101,017.89	85.00	30	ARM	205	to be assigned
888	110649423	$ 182,375.89	85.00	30	ARM	205	to be assigned
889	110649639	$ 208,014.42	85.00	30	ARM	205	to be assigned
890	110650017	$ 230,678.18	90.00	34	ARM	205	to be assigned
891	110650041	$ 305,149.33	90.00	34	ARM	205	to be assigned
892	110650181	$ 165,693.17	87.37	32	ARM	205	to be assigned
893	110650637	$ 301,055.54	90.00	34	ARM	205	to be assigned
894	110650801	$ 240,674.84	84.86	30	ARM	205	to be assigned
895	110651023	$ 90,831.20	85.00	30	ARM	205	to be assigned
896	110651031	$ 260,629.63	83.12	28	ARM	205	to be assigned
897	110651072	$ 281,807.73	83.77	29	ARM	205	to be assigned
898	110651387	$ 248,909.86	90.00	34	ARM	205	to be assigned
899	110651668	$ 233,651.57	90.00	34	ARM	205	to be assigned
900	110651981	$ 314,574.99	90.00	34	ARM	205	to be assigned
901	110652252	$ 88,047.69	90.00	34	ARM	205	to be assigned
902	110652344	$ 139,647.87	85.00	30	ARM	205	to be assigned
903	110652559	$ 352,218.79	90.00	34	ARM	205	to be assigned
904	110652567	$ 242,580.38	90.00	34	ARM	205	to be assigned
905	110652724	$ 130,758.74	85.00	30	ARM	205	to be assigned
906	110652922	$ 139,265.41	90.00	34	ARM	205	to be assigned
907	110652997	$ 376,726.75	90.00	34	ARM	205	to be assigned
908	110653011	$ 202,157.10	90.00	34	ARM	205	to be assigned
909	110653326	$ 444,296.68	89.90	34	ARM	205	to be assigned
910	110653391	$ 267,736.86	90.00	34	ARM	205	to be assigned
911	110653557	$ 90,792.94	85.00	30	ARM	205	to be assigned
912	110653631	$ 182,732.92	81.33	27	ARM	205	to be assigned
913	110653748	$ 224,955.81	85.00	30	ARM	205	to be assigned
914	110653946	$ 98,473.82	85.00	30	ARM	205	to be assigned
915	110654019	$ 119,824.87	100.00	40	ARM	205	to be assigned
916	110654027	$ 222,680.30	89.20	33	ARM	205	to be assigned
917	110654076	$ 135,607.96	95.00	37	ARM	205	to be assigned
918	110654100	$ 314,558.37	90.00	34	ARM	205	to be assigned
919	110654126	$ 215,555.36	85.00	30	ARM	205	to be assigned
920	110654332	$ 195,062.00	85.00	30	ARM	205	to be assigned
921	110654456	$ 206,430.06	84.49	29	ARM	205	to be assigned
922	110654555	$ 241,828.80	85.00	30	Fixed	135	to be assigned
923	110654670	$ 258,772.98	90.00	34	ARM	205	to be assigned
924	110654720	$ 320,265.94	95.00	37	ARM	205	to be assigned

MGIC Master Policy 04-400-4-8628 Certificate Schedule	MGIC

							MGIC
	ALoan	Amount of		Amount of	Loan	Premium	Certificate
	Number	Insurable Loan	LTV	Coverage	Type	Rate (bps)	Number

925	110654787	$ 130,309.54	87.00	32	ARM	205	to be assigned
926	110654878	$ 98,866.42	90.00	34	ARM	205	to be assigned
927	110655149	$ 168,992.25	85.00	30	Fixed	135	to be assigned
928	110655354	$ 233,361.86	85.00	30	ARM	205	to be assigned
929	110655552	$ 387,792.21	85.00	30	Fixed	135	to be assigned
930	110655560	$ 169,733.96	85.00	30	ARM	205	to be assigned
931	110655578	$ 297,070.14	80.41	26	ARM	205	to be assigned
932	110655669	$ 165,620.70	85.00	30	ARM	205	to be assigned
933	110655834	$ 139,311.79	90.00	34	ARM	205	to be assigned
934	110655909	$ 108,590.42	85.00	30	ARM	205	to be assigned
935	110656154	$ 230,786.94	90.00	34	ARM	205	to be assigned
936	110656162	$ 216,491.81	85.00	30	ARM	205	to be assigned
937	110656253	$ 179,371.77	90.00	34	ARM	205	to be assigned
938	110656493	$ 252,159.33	84.87	30	ARM	205	to be assigned
939	110656519	$ 186,556.89	84.97	30	ARM	205	to be assigned
940	110656634	$ 241,896.44	95.00	37	ARM	205	to be assigned
941	110656675	$ 253,530.51	100.00	40	ARM	205	to be assigned
942	110656683	$ 328,124.51	90.00	34	ARM	205	to be assigned
943	110656758	$ 395,503.46	90.00	34	ARM	205	to be assigned
944	110656774	$ 268,556.85	89.97	34	ARM	205	to be assigned
945	110656832	$ 50,004.47	85.00	30	ARM	205	to be assigned
946	110656873	$ 70,487.18	85.00	30	ARM	205	to be assigned
947	110656899	$ 60,714.33	85.00	30	ARM	205	to be assigned
948	110656964	$ 53,476.01	85.00	30	ARM	205	to be assigned
949	110657004	$ 45,432.32	85.00	30	ARM	205	to be assigned
950	110657129	$ 82,239.11	90.00	34	ARM	205	to be assigned
951	110657145	$ 54,350.08	85.00	30	ARM	205	to be assigned
952	110657186	$ 62,828.84	85.00	30	Fixed	135	to be assigned
953	110657301	$ 60,960.98	90.00	34	ARM	205	to be assigned
954	110657319	$ 24,984.46	83.33	28	ARM	205	to be assigned
955	110657384	$ 65,389.97	85.00	30	ARM	205	to be assigned
956	110657392	$ 59,419.07	85.00	30	ARM	205	to be assigned
957	110657434	$ 104,454.09	85.00	30	ARM	205	to be assigned
958	110657491	$ 84,030.59	90.00	34	ARM	205	to be assigned
959	110657509	$ 55,069.49	84.98	30	ARM	205	to be assigned
960	110657616	$ 132,485.88	85.00	30	ARM	205	to be assigned
961	110657632	$ 209,244.04	90.00	34	ARM	205	to be assigned
962	110657756	$ 93,360.78	85.00	30	Fixed	135	to be assigned
963	110657921	$ 69,615.24	85.00	30	ARM	205	to be assigned
964	110658481	$ 212,298.37	85.00	30	ARM	205	to be assigned
965	110658671	$ 92,974.32	83.48	29	Fixed	135	to be assigned
966	110658762	$ 229,140.84	85.00	30	Fixed	135	to be assigned
967	110659299	$ 345,984.09	90.00	34	ARM	205	to be assigned
968	110659422	$ 187,681.65	83.56	29	Fixed	135	to be assigned

MGIC Master Policy 04-400-4-8628 Certificate Schedule	MGIC

							MGIC
	ALoan	Amount of		Amount of	Loan	Premium	Certificate
	Number	Insurable Loan	LTV	Coverage	Type	Rate (bps)	Number

969	110691557	$ 180,514.49	84.97	30	ARM	205	to be assigned
970	110691862	$ 371,699.99	90.00	34	ARM	205	to be assigned
971	110691888	$ 348,493.80	90.00	34	ARM	205	to be assigned
972	110691904	$ 175,500.00	90.00	34	ARM	205	to be assigned
973	110691987	$ 125,380.96	90.00	34	ARM	205	to be assigned
974	110734308	$ 138,638.95	89.97	34	ARM	205	to be assigned
975	110734316	$ 72,105.87	84.94	30	ARM	205	to be assigned
976	110735180	$ 132,901.59	90.00	34	ARM	205	to be assigned
977	110735362	$ 224,408.53	84.98	30	ARM	205	to be assigned
978	110735628	$ 225,010.73	84.98	30	ARM	205	to be assigned
979	110736246	$ 105,281.32	83.65	29	ARM	205	to be assigned
980	110736477	$ 255,106.56	84.98	30	ARM	205	to be assigned
981	110736543	$ 89,473.75	84.62	30	ARM	205	to be assigned
982	110736725	$ 70,845.74	89.88	34	ARM	205	to be assigned
983	110736857	$ 218,115.13	89.98	34	ARM	205	to be assigned
984	110737012	$ 63,516.57	84.93	30	ARM	205	to be assigned
985	110737475	$ 132,938.16	90.00	34	ARM	205	to be assigned
986	110738010	$ 318,915.20	90.00	34	Fixed	135	to be assigned
987	110738820	$ 76,357.08	85.00	30	ARM	205	to be assigned
988	110738838	$ 368,803.39	84.99	30	ARM	205	to be assigned
989	110738937	$ 205,585.67	89.22	33	ARM	205	to be assigned
990	110739075	$ 262,992.44	85.00	30	ARM	205	to be assigned
991	110739273	$ 103,784.96	84.55	30	ARM	205	to be assigned
992	110739398	$ 170,642.85	90.00	34	Fixed	135	to be assigned
993	110739497	$ 59,413.33	85.00	30	ARM	205	to be assigned
994	110739547	$ 80,244.83	80.40	26	ARM	205	to be assigned
995	110739794	$ 69,160.03	90.00	34	ARM	205	to be assigned
996	110739844	$ 118,494.12	90.00	34	Fixed	135	to be assigned
997	110739943	$ 172,965.84	89.97	34	ARM	205	to be assigned
998	110740032	$ 229,067.87	90.00	34	ARM	205	to be assigned
999	110740115	$ 188,664.54	87.91	32	ARM	205	to be assigned
1000	110740560	$ 113,114.13	88.67	33	ARM	205	to be assigned
1001	110740909	$ 98,791.14	90.00	34	ARM	205	to be assigned
1002	110741006	$ 178,803.69	90.00	34	ARM	205	to be assigned
1003	110741162	$ 60,230.55	84.93	30	Fixed	135	to be assigned
1004	110741394	$ 74,202.25	88.45	33	ARM	205	to be assigned
1005	110741709	$ 93,055.24	89.94	34	ARM	205	to be assigned
1006	110741733	$ 163,311.17	84.99	30	ARM	205	to be assigned
1007	110741865	$ 70,290.80	84.92	30	Fixed	135	to be assigned
1008	110741915	$ 147,610.86	89.70	34	ARM	205	to be assigned
1009	110743150	$ 125,445.50	85.07	30	ARM	205	to be assigned
1010	110744802	$ 114,513.93	84.96	30	ARM	205	to be assigned
1011	110744828	$ 79,279.34	84.92	30	ARM	205	to be assigned
1012	110813524	$ 31,438.17	85.00	30	Fixed	135	to be assigned

MGIC Master Policy 04-400-4-8628 Certificate Schedule	MGIC

							MGIC
	ALoan	Amount of		Amount of	Loan	Premium	Certificate
	Number	Insurable Loan	LTV	Coverage	Type	Rate (bps)	Number

1013	110813532	$ 31,485.85	90.00	34	Fixed	135	to be assigned
1014	110813615	$ 32,832.94	90.00	34	ARM	205	to be assigned
1015	110813649	$ 33,191.82	90.00	34	Fixed	135	to be assigned
1016	110813813	$ 37,808.23	85.00	30	ARM	205	to be assigned
1017	110813847	$ 38,671.85	90.00	34	ARM	205	to be assigned
1018	110813888	$ 40,483.43	90.00	34	Fixed	135	to be assigned
1019	110813896	$ 40,710.57	90.00	34	ARM	205	to be assigned
1020	110813904	$ 40,771.15	85.00	30	ARM	205	to be assigned
1021	110813995	$ 42,393.60	85.00	30	ARM	205	to be assigned
1022	110814001	$ 42,383.78	85.00	30	Fixed	135	to be assigned
1023	110814142	$ 46,774.38	90.00	34	ARM	205	to be assigned
1024	110814233	$ 48,567.33	90.00	34	ARM	205	to be assigned
1025	110814274	$ 49,472.91	90.00	34	ARM	205	to be assigned
1026	110814282	$ 49,703.01	85.00	30	ARM	205	to be assigned
1027	110814308	$ 50,103.36	85.00	30	ARM	205	to be assigned
1028	110814373	$ 52,022.36	90.00	34	Fixed	135	to be assigned
1029	110814431	$ 53,973.44	90.00	34	ARM	205	to be assigned
1030	110814514	$ 55,771.76	90.00	34	ARM	205	to be assigned
1031	110814639	$ 58,477.37	90.00	34	ARM	205	to be assigned
1032	110814662	$ 59,360.07	90.00	34	ARM	205	to be assigned
1033	110814720	$ 60,271.05	90.00	34	ARM	205	to be assigned
1034	110814753	$ 61,170.71	85.00	30	ARM	205	to be assigned
1035	110814761	$ 61,168.27	90.00	34	ARM	205	to be assigned
1036	110814787	$ 62,069.39	90.00	34	ARM	205	to be assigned
1037	110814837	$ 62,862.91	85.00	30	ARM	205	to be assigned
1038	110814852	$ 62,958.46	90.00	34	ARM	205	to be assigned
1039	110814860	$ 63,622.05	90.00	34	ARM	205	to be assigned
1040	110814928	$ 65,662.20	90.00	34	ARM	205	to be assigned
1041	110814985	$ 67,480.17	90.00	34	ARM	205	to be assigned
1042	110815016	$ 67,851.26	84.98	30	ARM	205	to be assigned
1043	110815081	$ 68,300.15	84.79	30	Fixed	135	to be assigned
1044	110815107	$ 69,653.14	85.00	30	ARM	205	to be assigned
1045	110815115	$ 70,081.32	90.00	34	ARM	205	to be assigned
1046	110815123	$ 70,449.90	85.00	30	ARM	205	to be assigned
1047	110815172	$ 71,505.28	90.00	34	Fixed	135	to be assigned
1048	110815370	$ 75,484.64	89.92	34	ARM	205	to be assigned
1049	110815438	$ 76,448.12	90.00	34	ARM	205	to be assigned
1050	110815446	$ 76,454.79	85.00	30	ARM	205	to be assigned
1051	110815685	$ 84,090.49	85.00	30	ARM	205	to be assigned
1052	110815743	$ 85,232.10	85.00	30	ARM	205	to be assigned
1053	110815784	$ 85,457.95	90.00	34	ARM	205	to be assigned
1054	110815792	$ 85,900.45	90.00	34	ARM	205	to be assigned
1055	110815834	$ 87,215.36	89.95	34	Fixed	135	to be assigned
1056	110815859	$ 87,489.63	85.00	30	ARM	205	to be assigned

MGIC Master Policy 04-400-4-8628 Certificate Schedule	MGIC

							MGIC
	ALoan	Amount of		Amount of	Loan	Premium	Certificate
	Number	Insurable Loan	LTV	Coverage	Type	Rate (bps)	Number

1057	110815875	$ 87,753.06	90.00	34	ARM	205	to be assigned
1058	110815941	$ 89,948.11	90.00	34	ARM	205	to be assigned
1059	110816006	$ 90,398.08	84.98	30	ARM	205	to be assigned
1060	110816022	$ 92,584.67	85.00	30	ARM	205	to be assigned
1061	110816097	$ 95,437.73	90.00	34	ARM	205	to be assigned
1062	110816154	$ 97,028.03	90.00	34	ARM	205	to be assigned
1063	110816162	$ 98,045.00	90.00	34	ARM	205	to be assigned
1064	110816261	$ 100,165.50	85.00	30	ARM	205	to be assigned
1065	110816477	$ 106,612.08	85.00	30	ARM	205	to be assigned
1066	110816493	$ 107,494.13	90.00	34	ARM	205	to be assigned
1067	110816501	$ 109,290.21	90.00	34	ARM	205	to be assigned
1068	110816535	$ 109,190.51	89.75	34	Fixed	135	to be assigned
1069	110816592	$ 111,524.20	90.00	34	ARM	205	to be assigned
1070	110816618	$ 111,524.97	90.00	34	ARM	205	to be assigned
1071	110816659	$ 111,929.70	95.00	37	ARM	205	to be assigned
1072	110816741	$ 116,033.07	90.00	34	ARM	205	to be assigned
1073	110816824	$ 118,918.19	85.00	30	Fixed	135	to be assigned
1074	110816915	$ 122,234.87	90.00	34	ARM	205	to be assigned
1075	110816931	$ 124,945.26	90.00	34	ARM	205	to be assigned
1076	110816964	$ 125,923.51	90.00	34	ARM	205	to be assigned
1077	110816980	$ 125,944.14	90.00	34	ARM	205	to be assigned
1078	110817111	$ 131,665.99	85.00	30	ARM	205	to be assigned
1079	110817137	$ 132,506.22	85.00	30	ARM	205	to be assigned
1080	110817236	$ 135,889.52	84.99	30	ARM	205	to be assigned
1081	110817350	$ 139,251.12	89.71	34	ARM	205	to be assigned
1082	110817418	$ 140,987.28	85.00	30	ARM	205	to be assigned
1083	110817467	$ 142,382.96	81.43	27	ARM	205	to be assigned
1084	110817558	$ 145,735.37	90.00	34	ARM	205	to be assigned
1085	110817657	$ 151,117.24	90.00	34	ARM	205	to be assigned
1086	110817756	$ 157,402.21	88.48	33	ARM	205	to be assigned
1087	110817996	$ 169,793.46	85.00	30	ARM	205	to be assigned
1088	110818242	$ 179,887.89	90.00	34	ARM	205	to be assigned
1089	110818390	$ 186,854.12	85.00	30	ARM	205	to be assigned
1090	110818507	$ 194,513.20	95.00	37	ARM	205	to be assigned
1091	110818606	$ 197,791.74	90.00	34	ARM	205	to be assigned
1092	110818630	$ 199,862.36	88.89	33	ARM	205	to be assigned
1093	110818713	$ 203,729.77	90.00	34	ARM	205	to be assigned
1094	110818804	$ 206,886.70	90.00	34	ARM	205	to be assigned
1095	110818812	$ 206,853.61	90.00	34	ARM	205	to be assigned
1096	110818820	$ 207,070.80	90.00	34	ARM	205	to be assigned
1097	110818846	$ 207,969.05	85.00	30	ARM	205	to be assigned
1098	110819158	$ 231,244.42	89.00	33	ARM	205	to be assigned
1099	110819216	$ 233,802.90	90.00	34	Fixed	135	to be assigned
1100	110819356	$ 250,904.12	90.00	34	ARM	205	to be assigned

MGIC Master Policy 04-400-4-8628 Certificate Schedule	MGIC

							MGIC
	ALoan	Amount of		Amount of	Loan	Premium	Certificate
	Number	Insurable Loan	LTV	Coverage	Type	Rate (bps)	Number

1101	110819414	$ 258,612.43	85.00	30	ARM	205	to be assigned
1102	110819653	$ 303,763.15	82.24	28	ARM	205	to be assigned
1103	110819810	$ 337,298.33	90.00	34	Fixed	135	to be assigned

Consent To Assignment of Coverage MGIC Master Policy

Aurora Loan Services, Inc.	Deutsche Bank National Trust Company as Trustee
2530 South Parker Road, Suite 601	for Structured Asset Investment Loan Trust 2004-1,
Aurora, CO 80014	Mortgage Pass-Through Certificates Series 2004-1
1761 East St. Andrew Place
Santa Ana, CA 92705-4934

Mortgage Guaranty Insurance Corporation ("MGIC") previously issued its Mortgage Guaranty Master Policy with Special Coverage Number 05-020-4-2433, dated July 1, 2002 to Aurora Loan Services, Inc. ("Aurora"). The Special Coverage Master Policy consists of, and provides coverage pursuant to, the following MGIC policy forms:

•

Mortgage Guaranty Master Policy for Special Coverage [MGIC Form #71-70224 (8/02)];

•

Master Reporting Endorsement to Mortgage Guaranty Master Policy for Special Coverage [MGIC Form #71-70225 (8/02]; and

•

Endorsement to Mortgage Guaranty Master Policy for Special Coverage [MGIC Form #71-70234 (11/02)].

The Special Coverage Master Policy is also interpreted and supplemented by a letter agreement by and between MGIC and Aurora dated January 7, 2003 as amended from time to time (the "Special Coverage Terms Letter").

Aurora hereby notifies MGIC that, subject to MGIC's agreement, Aurora's rights under the Special Coverage Master Policy have been transferred by Aurora to Deutsche Bank National Trust Company As Trustee for Structured Asset Investment Loan Trust 2004-1, Mortgage Pass-Through Certificates Series 2004-1 (the “Trustee”) for the mortgage loans listed on the attached Exhibit A (the "Assigned Mortgage Loans").  Aurora and the Trustee hereby request that MGIC, with respect to the Assigned Mortgage Loans only, recognize the Trustee as the assignee of all of Aurora's rights under the Special Coverage Master Policy and the Special Coverage Terms Letter, and as the current "Insured" (as defined in the Special Coverage Master Policy) under the Special Coverage Master Policy.

The mortgage loans insured under the Special Coverage Master Policy which remain with Aurora will remain insured subject to the terms and conditions of the Special Coverage Master Policy with Aurora as the "Insured" (the "Remaining Special Coverage Loans").

Under Section 3.5 of the Special Coverage Master Policy, MGIC's approval is required for a change of Insured.  MGIC hereby approves the above request and recognizes the Trustee as the "Insured" under the Special Coverage Master Policy with respect to the Assigned Mortgage Loans only, subject, of course, to all of the terms and conditions of the Special Coverage Master Policy, including Section 2.9 thereof.  MGIC will continue to recognize Aurora as the "Insured" under the Special Coverage Master Policy and the Special Coverage Terms Letter with respect to the Remaining Special Coverage Loans.

Dated as of:

January 29, 2004

MORTGAGE GUARANTY INSURANCE CORPORATION

By:  __________________________________________

Name:

Steven M. Thompson

Title:

Vice President - Risk Management

The terms and conditions of the foregoing Consent are agreed to and accepted this 29th day of January, 2004

Aurora Loan Services, Inc.	Deutsche Bank National Trust Company as Trustee
2530 South Parker Road, Suite 601	for Structured Asset Investment Loan Trust 2004-1,
Aurora, CO 80014	Mortgage Pass-Through Certificates Series 2004-1
1761 East St. Andrew Place
Santa Ana, CA 92705-4934

By:  _______________________________

By:  __________________________________

Name:  _____________________________

Name:  ________________________________

Title:  ______________________________

Title:  __________________________________

Total number of loans assigned:  72  -- $25,938,995.51

Exhibit A: Assigned Mortgage Loans

CONSENT TO Assignment of Coverage Under MGIC Master Policy

EXHIBIT A

Special Coverage Loans Assigned Under Aurora Special Coverage Master Policy 05-020-4-2433 to Deutsche Bank National Trust Company as Trustee

For Structured Asset Investment Loan Trust 2004-1, Mortgage Pass-Through Certificates Series 2004-1

	Aurora Loan Number	MGIC Certificate No	Insured Mortgage Amount	Renewal Premium Rate	Effective Date of Coverage	LTV	Coverage %	Borrower	City	State	Zip

1	14341101	17863895	$404,654.70	0.0080	11/01/2002	075	20	BRITT MICHAEL	ALAMEDA	CA	94501
2	14242572	17863906	$348,077.90	0.0091	11/01/2002	090	34	MENDOZA-DOMINGO EILEEN	SANTA CLARITA	CA	91350
3	14345862	17863911	$351,000.00	0.0086	11/01/2002	085	30	MANERCHIA MICHAEL	BETHEL	PA	19061
4	14248603	17863915	$372,762.16	0.0067	11/01/2002	090	34	BALMFORTH KATHLEEN	SALT LAKE CIT	UT	84109
5	14257471	17863921	$349,783.79	0.0091	11/01/2002	090	34	ZAVALA ENRIQUE	THOUSAND OAKS	CA	91362
6	14258032	17863922	$327,533.41	0.0128	11/01/2002	095	37	HUSSAIN SHAHNAZ	LA HABRA	CA	90631
7	14317085	17863923	$399,701.95	0.0058	11/01/2002	085	30	GONZALEZ FLAVIO	FOUTAIN VALLE	CA	92708
8	14216303	18115149	$324,000.00	0.0072	12/01/2002	090	34	MEDINA EZSEQUIEL	ELK GROVE	CA	95758
9	14306732	18115152	$398,808.89	0.0091	12/01/2002	090	34	LALANI ABDUL	SUGAR LAND	TX	77479
10	14328702	18115153	$341,781.92	0.0113	12/01/2002	095	37	ROMANCHUCK OREST	STUDIO CITY	CA	91602
11	14353452	18115155	$350,000.00	0.0091	12/01/2002	090	34	DUNCAN TROY	CORONA	CA	92883
12	14393565	18115158	$323,788.06	0.0101	12/01/2002	090	34	RHODE LEROY	SEATTLE	WA	98125
13	14416473	18115161	$351,000.00	0.0091	12/01/2002	090	34	ECHEMENDIA RAUL	DOWNEY	CA	90240
14	14431175	18115163	$334,186.76	0.0088	12/01/2002	095	37	HAYES ROBERT	OAK LAWN	IL	60453
15	14374623	18115168	$331,302.05	0.0106	12/01/2002	085	30	PAUL RACHPAL	SILVER SPRING	MD	20904
16	14486898	18115188	$385,550.00	0.0063	12/01/2002	080	25	PRICE EVE	ITASCA	IL	60143
17	14264196	18280762	$449,685.58	0.0059	01/01/2003	075	20	DIXON HARRY	OMAHA	NE	68142
18	14424378	18280764	$359,752.25	0.0084	01/01/2003	080	25	CARCAMO ERICK	GLENDORA	CA
19	14699375	18280785	$329,650.00	0.0113	01/01/2003	095	37	DOON ALBERT	UPLAND	CA	91786
20	14440622	18280800	$378,000.00	0.0086	01/01/2003	090	34	LYONS ROBERT	ELMONT	NY	11003
21	14709083	18529041	$332,400.00	0.0113	02/01/2003	095	37	FLORES JUAN	GARDEN GROVE	CA	92844
22	14521652	18529042	$337,250.00	0.0085	02/01/2003	095	37	SALOMON MICHAEL	KAHULUI	HI	96732
23	14648851	18529044	$356,000.00	0.0074	02/01/2003	080	25	ERICKSON ERIC	HOLBROOK	NY	11741
24	14805113	18529046	$337,500.00	0.0101	02/01/2003	090	34	ETTER ROBERT	LAS VEGAS	NV	89135
25	14760284	18529051	$329,150.00	0.0085	02/01/2003	095	37	DUNKLE CRAIG	LAS VEGAS	NV	89123
26	14523385	18529060	$360,000.00	0.0077	02/01/2003	090	34	BELFOUR DIANE	EVERGREEN	CO	80439
27	14426191	18529062	$370,621.99	0.0137	02/01/2003	090	34	BOLZ KEVIN	GURNEE	IL	60031
28	14666200	18529063	$346,000.00	0.0067	02/01/2003	090	34	BUONOMO THOMAS	PALM HARBOR	FL	34683
29	14499099	18747442	$355,396.81	0.0071	03/01/2003	075	20	OCONNOR MARY	CRESCO	PA	18326

CONSENT TO Assignment of Coverage Under MGIC Master Policy

EXHIBIT A

Special Coverage Loans Assigned Under Aurora Special Coverage Master Policy 05-020-4-2433 to Deutsche Bank National Trust Company as Trustee

For Structured Asset Investment Loan Trust 2004-1, Mortgage Pass-Through Certificates Series 2004-1

	Aurora Loan Number	MGIC Certificate No	Insured Mortgage Amount	Renewal Premium Rate	Effective Date of Coverage	LTV	Coverage %	Borrower	City	State	Zip

30	14899470	18747446	$364,000.00	0.0099	03/01/2003	080	25	SATTERFIELD JANIE	RICHMOND	VA	23226
31	14832919	18747448	$346,500.00	0.0062	03/01/2003	090	34	KIM DAVID	VALLEY STREAM	NY	11580
32	14702666	18747449	$328,500.00	0.0101	03/01/2003	090	34	LEWIS AARON	BURBANK	CA	91505
33	14979249	18747450	$337,500.00	0.0112	03/01/2003	090	34	DUNLAP JEFFREY	INDIANAPOLIS	IN	46256
34	14921555	18747454	$400,000.00	0.0051	03/01/2003	080	25	GARGANO JOSEPH	MILLERSVILLE	MD	21108
35	14706857	18747455	$338,556.00	0.0113	03/01/2003	095	37	FUNANYAMA JULIE	BRIGHTON	CO	80601
36	14689707	18747457	$375,300.00	0.0095	03/01/2003	090	34	SANGER MICHAEL	FLORISSANT	CO	80816
37	14929293	19075631	$490,000.00	0.0059	04/01/2003	075	20	WITTE ROBERT	MT AIRY	MD	21771
38	14933238	19075644	$400,000.00	0.0101	04/01/2003	090	34	HIBBERT VIVIENNE	WHITE PLAINS	NY	10606
39	15014517	19075921	$337,500.00	0.0091	04/01/2003	090	34	BUCKHOUT CHRISTOPHE	EAST HAMPTON	NY	11937
40	15038052	19076028	$350,000.00	0.0092	04/01/2003	095	37	DE LA CUEVA NIEVES	ELDERSBURG	MD	21784
41	15056971	19076101	$337,250.00	0.0128	04/01/2003	095	37	CARDENAS ROSARIO	SANTA ANA	CA	92704
42	15086077	19076222	$349,000.00	0.0052	04/01/2003	070	15	WIERCINSKI EDWARD	MEDFORD	NJ	08055
43	15086242	19076223	$369,000.00	0.0091	04/01/2003	090	34	PITTAS NICK	ALEXANDRIA	VA	22310
44	14968887	19288681	$387,000.00	0.0101	05/01/2003	090	34	PETERSON ERICK	SILVER SPRING	MD	20910
45	15121106	19288682	$350,000.00	0.0113	05/01/2003	095	37	GUERRA MARCELO	VISTA	CA	92083
46	15296155	19288683	$376,800.00	0.0061	05/01/2003	080	25	POWELL PATRICIA	RICHFIELD	WI	53076
47	15132590	19512623	$396,900.00	0.0116	06/01/2003	090	34	HUSKISON DEBAR	FAIR OAKS	CA	95628
48	15271463	19512624	$350,000.00	0.0089	06/01/2003	080	25	TAGOE IVAN	SILVER SPRING	MD	20905
49	15279540	19512625	$331,797.00	0.0120	06/01/2003	095	37	KIM MYUNG	JACKSONVILLE	FL	32224
50	15288426	19512626	$341,050.00	0.0113	06/01/2003	095	37	ALMEIDA GUILLERMO	CORONA	CA	92880
51	15417686	19512630	$342,000.00	0.0113	06/01/2003	095	37	WILLIAMS DIANNA	ATLANTA	GA	30308
52	15432404	19512631	$338,200.00	0.0113	06/01/2003	095	37	SEBBEN CATHERINE	COLORADO SPRI	CO	80921
53	16017444	19512632	$337,000.00	0.0101	06/01/2003	090	34	BRIGGS DAWN	ERIE	CO	80516
54	16038846	19512633	$339,000.00	0.0055	06/01/2003	090	34	MEIER DOUGLAS	CASA GRANDE	AZ	85222
55	14814651	19818162	$327,850.00	0.0064	07/01/2003	080	25	NAEF MICHAEL	LADERA RANCH	CA	92694
56	15429202	19818163	$382,500.00	0.0101	07/01/2003	090	34	ANDERSON MARK	DENVILLE	NJ	07834
57	15449762	19818164	$382,500.00	0.0091	07/01/2003	090	34	CORDERO LUIS	DERWOOD	MD	20855
58	15438484	19818166	$450,000.00	0.0030	07/01/2003	070	15	WIERZ JOHN	BATAVIA	IL	60510
59	15486483	20057126	$345,000.00	0.0113	08/01/2003	095	37	BOGUE CAPRICE	COLUMBUS	NJ	08022

CONSENT TO Assignment of Coverage Under MGIC Master Policy

EXHIBIT A

Special Coverage Loans Assigned Under Aurora Special Coverage Master Policy 05-020-4-2433 to Deutsche Bank National Trust Company as Trustee

For Structured Asset Investment Loan Trust 2004-1, Mortgage Pass-Through Certificates Series 2004-1

	Aurora Loan Number	MGIC Certificate No	Insured Mortgage Amount	Renewal Premium Rate	Effective Date of Coverage	LTV	Coverage %	Borrower	City	State	Zip

60	15579360	20057127	$399,651.88	0.0074	08/01/2003	080	25	JOHAR MIKE	ANAHEIM	CA	92808
61	15580723	20057128	$351,000.00	0.0106	08/01/2003	090	34	RAMOS MARIA	ALEXANDRIA	VA	22306
62	15638570	20057129	$341,050.00	0.0084	08/01/2003	095	37	MILLS T	OCOEE	FL	34761
63	15675143	20057130	$350,000.00	0.0113	08/01/2003	095	37	FUTERMAN DEBORAH	STATEN ISLAND	NY	10314
64	15756703	20057131	$326,400.00	0.0074	08/01/2003	080	25	MACAULEY WILLIAM	HOLBROOK	NY	11741
65	16050882	20057132	$360,000.00	0.0077	08/01/2003	090	34	HARWOOD MARK	SARATOGA SPRI	UT	84043
66	16061467	20057133	$335,184.00	0.0088	08/01/2003	095	37	WRIGHT STEVE	OAK ISLAND	NC	28465
67	16063752	20057134	$351,000.00	0.0091	08/01/2003	090	34	BLAKLEY JR WILLIAM	KEENESBURG	CO	80643
68	16070716	20057135	$400,000.00	0.0075	08/01/2003	075	20	MACEY COLLEEN	ERWINNA	PA	18920
69	15562408	20274045	$400,000.00	0.0091	09/01/2003	090	34	KENT BRANDON	CLEAR LAKE	MN	55319
70	15718885	20274046	$378,000.00	0.0091	09/01/2003	090	34	ALLEN THOMAS	BRYANS ROAD	MD	20616
71	16064578	20274047	$327,000.00	0.0113	09/01/2003	095	37	LISBY KATHRYN	KAYSVILLE	UT	84037
72	15620289	20274048	$383,668.41	0.0051	09/01/2003	080	25	MCMAHON MICHAEL	PALOS HEIGHTS	IL	60463